                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            AMERICAN STORES COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                            AMERICAN STORES COMPANY
               709 East South Temple, Salt Lake City, Utah 84102
                P.O. Box 27447, Salt Lake City, Utah 84127-0447

                            ------------------------

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Stores Company, a Delaware corporation, will be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah on Tuesday, June 17, 1997 at 10:00 a.m., local time, for the following purposes:

          1. To elect eleven Directors of the Company;

          2. To amend Article THIRD of the Company's Restated Certificate of Incorporation to permit the Company to engage in any lawful business;

          3. To amend Article FOURTH of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 325,000,000 to 700,000,000;

          4. To approve the American Stores Company 1997 Key Management Annual Incentive Plan;

          5. To approve the American Stores Company 1997 Stock Option and Stock Award Plan;

          6. To approve the American Stores Company 1997 Stock Plan for Non-Employee Directors;

          7. To ratify the appointment of Ernst & Young LLP as independent certified public accountants for fiscal year 1997; and

          8. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 25, 1997 will be entitled to notice of and to vote at the meeting and at any postponements or adjournments thereof.

     You are cordially invited to attend the Annual Meeting. No admission ticket or other credentials will be necessary. Whether or not you plan to attend the meeting, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, HAS BEEN PROVIDED FOR YOUR USE.

                                          JACK LUNT
                                          Secretary

May 2, 1997

                            AMERICAN STORES COMPANY
               709 East South Temple, Salt Lake City, Utah 84102
                P.O. Box 27447, Salt Lake City, Utah 84127-0447
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The solicitation of the proxy enclosed with this statement is made by and on behalf of the Board of Directors of American Stores Company (the "Company") for use at the 1997 Annual Meeting of Shareholders of the Company to be held on Tuesday, June 17, 1997 at 10:00 a.m. local time, at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah and at any postponements or adjournments thereof. It is anticipated that this Proxy Statement, together with the form of proxy and the Company's 1996 Annual Report to Shareholders, will first be mailed on or about May 2, 1997. Each holder of record of shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), on April 25, 1997, the record date, is entitled to one vote for each share so held. The number of outstanding shares of Common Stock of the Company as of the record date is 136,146,702. A complete list of the shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's corporate headquarters located at 709 East South Temple, Salt Lake City, Utah. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Shares represented by properly executed proxies in the accompanying form will be voted as directed. If no direction is given, proxies will be voted FOR the Election of Directors, FOR the amendments to the Company's Restated Certificate of Incorporation, FOR the approval of the American Stores Company 1997 Key Management Annual Incentive Plan, FOR the approval of the American Stores Company 1997 Stock Option and Stock Award Plan, FOR the approval of the American Stores Company 1997 Stock Plan for Non-Employee Directors, and FOR the ratification of the appointment of Ernst & Young as Independent Certified Public Accountants.

PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of the Company provides for a Board of not less than 5 nor more than 20 directors, the exact number to be fixed by the Board of Directors. The Board has fixed that number at eleven, effective June 17, 1997. Eleven directors are to be elected at the 1997 Annual Meeting for terms of one year. All of the nominees are currently directors of the Company. Directors are elected by plurality vote. Proxies will be voted in favor of the election of each of the nominees named below unless otherwise directed. If any of the nominees should be unable to serve, proxies will be voted for such person, if any, as may be designated by the Board of Directors to fill any such vacancy. The information provided below for each nominee for election as a director is provided as of April 1, 1997.

INFORMATION REGARDING THE NOMINEES STANDING FOR ELECTION IN 1997

                                                                                        DIRECTOR
          NAME                  PRINCIPAL OCCUPATION AND OTHER INFORMATION        AGE    SINCE
-------------------------  -----------------------------------------------------  ---   --------
Pamela G. Bailey.........  Chief Executive Officer of The Healthcare Leadership   48      1997
                           Council since 1990. President of the National
                           Committee for Quality Health Care from February 1987
                           to January 1997.
Henry I. Bryant..........  Managing Director, Southern Region in the Corporate    54      1992
                           Finance Unit of J. P. Morgan & Co. Incorporated, an
                           investment banking firm, since August 1994; prior
                           thereto, Managing Director Financial Institutions
                           Group from July 1992; prior thereto, Managing
                           Director, Corporate Finance, Western Region for more
                           than five years. (1)
Arden B. Engebretsen.....  Chairman of the Board of Herpak Limited, an            65      1988
                           international financial consulting firm, since
                           January 1991. Partner in the law firm of Morris,
                           James, Hitchens & Williams since October 1994.
                           Director of Mellon Bank Delaware. Member, National
                           Advisory Council, University of Utah.
James B. Fisher..........  Retired. Former President and Director of J. G.        65      1988
                           Boswell Company, an agricultural production,
                           processing and marketing company, from 1980 to
                           September 1984.
Fernando R. Gumucio......  Owner and President of The Lafayette Group, a          62      1991
                           management consulting company, since 1993. Chairman
                           of the Board and Chief Executive Officer of Del Monte
                           USA from 1987 to 1988 and President from 1985 to
                           1987. Director of Basic Vegetable Products
                           Corporation.
Leon G. Harmon...........  Retired. Former President and Chief Executive Officer  71      1982
                           of First Interstate Bank of Utah, N. A. from July
                           1981 to October 1987.
Victor L. Lund...........  Chairman of the Board of the Company since June 1995   49      1988
                           and Chief Executive Officer since August 1992;
                           President from August 1992 to June 1995.
John E. Masline..........  Retired. Former Partner, Ernst & Young from 1967 to    69      1988
                           October 1986.
Barbara Scott Preiskel...  Retired. Former Senior Vice President and General      72      1985
                           Counsel of the Motion Picture Association of America,
                           a trade association, from 1977 to March 1983.
                           Director of General Electric Company, Massachusetts
                           Mutual Life Insurance Co., Textron, Inc. and The
                           Washington Post Co.

                                                                                        DIRECTOR
          NAME                  PRINCIPAL OCCUPATION AND OTHER INFORMATION        AGE    SINCE
-------------------------  -----------------------------------------------------  ---   --------
J. L. Scott..............  Retired. Former Co-Chief Executive Officer of the      67      1987
                           Company from March 1992 to August 1992 and President
                           from September 1990 to August 1992. Chief Executive
                           Officer from February 1989 to March 1992; Vice
                           Chairman of the Board of the Company from September
                           1987 to June 1990. Director of TJ International.
Arthur K. Smith..........  Chancellor of the University of Houston System and     59      1992
                           President of the University of Houston main campus
                           since April 1997. President of the University of Utah
                           from August 1991 through March 1997. Director of
                           First Security Corp.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.
---------------

FOOTNOTES TO THE FOREGOING INFORMATION REGARDING
NOMINEES FOR DIRECTOR OF THE COMPANY

---------------
(1) Mr. Henry I. Bryant is the Managing Director of the Southern Region in the Corporate Finance unit of J. P. Morgan & Co. Incorporated ("J. P. Morgan"), which provides investment banking services to the Company from time to time. In April 1997, J. P. Morgan Securities Inc. and J. P. Morgan Securities Ltd., affiliates of J. P. Morgan, acted as co-managing domestic and international underwriters, respectively, of a secondary offering of 15,407,910 shares of the Company's Common Stock sold by certain selling shareholders and 2,311,186 shares by the Company pursuant to the over-allotment option. Morgan received customary underwriters fees in connection with the offering, which were paid by the Company. In March 1997, the Company entered into a $2.0 billion revolving credit facility (the "Credit Facility") with a group of commercial banks, including Morgan Guaranty Trust Company of New York ("Morgan"), a wholly-owned subsidiary of
    J. P. Morgan, as agent bank and a lender under the Credit Facility. Under the Credit Facility, Morgan receives a quarterly fee for acting as agent bank, and facility and interest payments on the same terms as other participating lenders. In March 1997, the Company also reactivated its commercial paper program for which Morgan will act as one of four dealers and will receive compensation on the same terms as the other dealers. During the 1996 fiscal year, J. P. Morgan Securities Inc. acted as an underwriter of $350 million of the Company's 8% Debentures, for which the Company paid customary fees. On July 8, 1996, in connection with the prepayment of a foreign currency loan, the Company entered into a transaction with Morgan to unwind an Interest Rate and Currency Exchange Agreement. Morgan was selected for the transaction through a competitive bidding process. On June 26, 1996, the Company engaged J. P. Morgan Securities Inc. to provide financial advisory services to the Company on a continuing basis for which it agreed to pay an initial fee of $150,000 and monthly fees in the amount of $50,000 per month. The arrangement was terminated in April 1997 following completion of the secondary offering.

BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth, as of April 8, 1997, the number of shares of the Company's Common Stock owned by the nominees for director, the five executive officers named in the Summary Compensation Table on page 8 hereof, and by all executive officers and directors as a group. No other person or entity was known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of such date.

                                                            NUMBER OF SHARES         PERCENT OF SHARES
                        NAME(1)                           BENEFICIALLY OWNED(2)    BENEFICIALLY OWNED(3)
--------------------------------------------------------  ---------------------    ---------------------
Pamela G. Bailey........................................                0                0
Teresa Beck.............................................           66,041                *
Henry I. Bryant.........................................            3,000                *
Arden B. Engebretsen....................................           27,200                *
James B. Fisher.........................................           23,936                *
Fernando R. Gumucio.....................................           20,400                *
Leon G. Harmon..........................................           40,400                *
Robert P. Hermanns......................................           80,008                *
Victor L. Lund..........................................          510,570                *
David L. Maher..........................................          259,715                *
John E. Masline.........................................           24,000                *
Barbara Scott Preiskel..................................           21,400                *
Martin A. Scholtens.....................................           68,248                *
J. L. Scott.............................................           71,374                *
Arthur K. Smith.........................................           20,000                *
All directors and executive officers as a group (23
  persons)..............................................        1,648,430              1.1%

---------------
 *  Does not exceed one percent of the outstanding shares.

(1) Correspondence to all officers and directors of the Company may be mailed to 709 East South Temple, Salt Lake City, Utah 84102.

(2) These totals include, pursuant to rules of the Securities and Exchange Commission (the "SEC"), shares as to which sole or shared voting power or dispositive power is possessed. These totals also include: (i) the indicated number of shares of Common Stock which such persons have the right to acquire through stock options exercisable within 60 days: Ms. Beck -- 0; Mr. Hermanns -- 0; Mr. Lund -- 0; Mr. Maher -- 0; Mr. Scholtens -- 0; all directors and executive officers as a group (23 persons) -- 8,000; and (ii) the following number of shares of Common Stock that could be allocated to the American Stores Retirement Estates accounts of such persons for voting purposes on December 31, 1996: Ms. Beck -- 5,859; Mr. Hermanns -- 0; Mr. Lund -- 0; Mr. Maher -- 11,143; Mr. Scholtens -- 0; all directors and executive officers as a group (23 persons) -- 78,613.

(3) On April 8, 1997, there were 136,027,737 shares of Common Stock issued and outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-ten-percent holders are required to furnish the Company with copies of all forms filed by them. To the Company's knowledge, based solely on the Company's review of copies of such reports or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the fiscal year ended February 1, 1997, its officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16 of the Exchange Act complied with the applicable filing requirements of
Section 16(a).

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held a total of 14 meetings during fiscal year 1996. The Board had as standing committees on April 1, 1997, an Audit Committee, a Compensation and Stock Option Committee, and a Nominating Committee. During fiscal year 1996, no director attended less than 75% of the aggregate number of meetings of the Board of Directors and Committees on which he or she served.

     The Audit Committee is composed of eight non-employee directors. It recommends to the Board the selection of the independent certified public accountants for the Company, subject to ratification by the shareholders at the Annual Meeting; reviews the audit activities of the independent certified public accountants and the Company's internal audit staff, the scope of non-audit functions to be performed by the independent certified public accountants and the financial and accounting control policies and practices of the Company; reviews certain related party transactions; and periodically meets with the independent certified public accountants, internal audit staff and management. There were four Audit Committee meetings held in fiscal year 1996. Its current members are: John E. Masline (Chairman), Henry I. Bryant, Louis H. Callister, Arden B. Engebretsen, James B. Fisher, Fernando R. Gumucio, Donald B. Holbrook, and J. L. Scott.

     The Compensation and Stock Option Committee is composed of five non-employee directors. It is responsible for administering the Company's Board and shareholder approved compensation plans and for setting compensation of officers and directors. Eight meetings of the Compensation and Stock Option Committee were held in fiscal year 1996. Its current members are: Leon G. Harmon (Chairman), Louis H. Callister, Arden B. Engebretsen, James B. Fisher, and Barbara S. Preiskel.

     The Nominating Committee is composed of seven non-employee directors. This Committee recommends persons to the Board of Directors to be nominated for Committee membership and for election to the Board of Directors. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from shareholders and other qualified sources. Shareholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, American Stores Company, P.O. Box 27447, Salt Lake City, UT 84127-0447. If a shareholder intends to make a nomination at an Annual Meeting, the by-laws of the Company require that the shareholder provide advance notice to the Company, the procedure for which is described in the section titled "Shareholders' Proposals for the 1998 Annual Meeting" on page 36 hereof. The Nominating Committee held six meetings during the 1996 fiscal year. The members of the Nominating Committee are: Barbara S. Preiskel (Chairman), Louis H. Callister, James B. Fisher, Fernando R. Gumucio, Leon G. Harmon, John E. Masline, and Arthur K. Smith.

     The Executive Committee held three meetings in fiscal year 1996 before it was dissolved on June 24, 1996. The members of the Executive Committee were Leon
G. Harmon (Chairman), Victor L. Lund, Michael T. Miller, L. Tom Perry, Don L. Skaggs, and L. S. Skaggs. Louis H. Callister and Arthur K. Smith served as alternate members of the Executive Committee.

     In addition to the foregoing Committees of the Board of Directors, the Company has a Benefit Plans Committee composed of one employee director (Victor
L. Lund) and seven members of management. The members of the Committee are appointed by the Board of Directors. This Committee is responsible for the administration, funding, investment of assets, interpretation and management of all benefit plans of the Company other than its stock purchase and stock option plans and the annual and LTIP bonus plans. The Benefit Plans Committee held five meetings in fiscal year 1996.

     The Investment Management Subcommittee of the Benefit Plans Committee is composed of three directors, three members of management and three other individuals. This Subcommittee acts as an advisor to the Benefit Plans Committee on matters relating to benefit plan fund structure, asset allocation, investment manager selection and evaluation of investment manager performance. The Subcommittee has authority to make recommendations to the Benefit Plans Committee. The Investment Management Subcommittee held three meetings in fiscal year 1996, one of which was by telephone conference. The following directors are current members of the Committee: Leon G. Harmon, Victor L. Lund, and John E. Masline.

DIRECTORS' COMPENSATION

  Fees

     Employee directors receive no additional compensation as directors. All other directors receive an annual retainer fee of $80,000, which is payable in quarterly installments. No fees are paid for attendance at Board and Committee meetings or for serving as a member of a Board Committee or as a Chairman of any Board Committee. As discussed under "Proposal 6 -- Proposal to Approve the American Stores Company 1997 Stock Plan for Non-Employee Directors," the annual retainer is proposed to be changed effective July 1, 1997. Non-employee members of the Investment Management Subcommittee of the Company are paid $7,000 for each meeting of that Subcommittee attended. No fees are paid to such members for meetings held by telephone conference.

  Plans

     Directors who receive retainer fees are eligible to participate in a deferred compensation plan which permits each director to defer the compensation earned by the director for service on the Board and its Committees until the period subsequent to the termination of the director's service on the Board. Any amounts so deferred earn interest during the period of the deferral at a stated fluctuating rate.

     Non-employee directors and their spouses are eligible and encouraged to participate in the Scripps Executive Health Program that is available to certain key executive officers of the Company and its subsidiaries. The program consists of a comprehensive physical evaluation, private consultations covering exercise, nutrition and stress management, and attendance at a seminar covering various topics. The frequency of the examination is generally based on the director's age. The cost of the examination, including travel and hotel expenses, is paid by the Company.

     On February 1, 1989 the Board adopted the American Stores Company Retirement Plan for Non-Employee Directors (the "NED Plan"). As discussed under "Proposal 6 -- Proposal to Approve the American Stores Company 1997 Stock Plan for Non-Employee Directors," it is proposed that the NED Plan be terminated effective July 1, 1997. Under the NED Plan, as amended, in order to be eligible for a retirement benefit, an individual must have served as a non-employee director of the Company for a full ten years. An eligible non-employee director who retires from the Board at or after age 65 is entitled to receive, for the remainder of his or her life, annual compensation equal to one-half of the annual retainer fee for non-employee directors in effect at the time of such director's retirement. An eligible non-employee director who retires from the Board prior to age 65 shall receive, upon attaining the age of 65, a retirement benefit equal to one-half of the actual annual retainer for non-employee directors in effect at the time of such director's retirement for the same number of years and months as the director served on the Board as a non-employee director. A retired non-employee director receiving payments under the NED Plan is considered a Director Emeritus, must remain available on a reasonable basis to consult with the Company and may not engage in any activity in competition with the Company. All benefit payments under the NED Plan terminate upon the death of the retired non-employee director. The NED Plan is administered by the Benefit Plans Committee of the Company.

     The Board of Directors Stock Purchase Incentive Plan (the "Director Plan") was in effect from 1992 through March 21, 1995. Under the Director Plan, certain non-employee directors were granted rights to purchase up to 20,000 shares of the Company's Common Stock on a specified date at the average market price of the Common Stock on such date. Those Directors also received from the Company a full-recourse, interest-bearing loan for the entire purchase price of the Common Stock, and a deferred cash incentive award which is generally payable at the end of a five-year performance cycle. The maximum amount of the deferred award that can be earned is equal to the amount of the loan and accrued and unpaid interest. Any deferred award must be applied toward repayment of the loan. A description of the deferred cash incentive award under a similar plan for executive officers is included in the Compensation Committee's report on executive compensation and can be found on page 18 of this proxy statement. On June 16, 1992, the following directors each exercised purchase awards for 20,000 shares of the Company's Common Stock at a purchase price of $17.4375 per share and each received from the Company a loan with an interest rate of 7.04% in the amount of $348,750.00: Messrs. Callister, Engebretsen, Fisher, Gumucio, Harmon and Masline, and Mrs. Preiskel. On December 30, 1992, Messrs. Bryant and Smith exercised purchase awards at $21.78 per share and received loans with an interest rate of 6.15% in the indicated amounts: Mr. Bryant -- 3,000 shares, $65,343.75; and Mr. Smith -- 20,000 shares, $435,625.00. As of February 1, 1997, the aggregate outstanding balance of loans made pursuant to the Director Plan was $3,717,177, which includes accrued and unpaid interest. The largest aggregate amount outstanding during the fiscal year was $3,722,352. At the end of the Company's 1996 fiscal year, each of the directors who was a participant in the Director Plan was vested in a service award equal to 30% of the outstanding loan balance, the dollar amount of which is as follows: Messrs. Callister, Engebretsen, Fisher, Gumucio, Harmon and Masline, and Mrs.
Preiskel -- $133,757; Mr. Bryant -- $23,329; and Mr. Smith -- $155,529. The
loans have eight-year terms and accrue interest at the applicable federal rate (as determined by Section 1274(d) of the Internal Revenue Code of 1986, as amended) for eight-year loans on the purchase date, compounded annually. Interest on the loans is payable during the first five years at the rate of two percent per annum on the original principal amount of the loan (which rate was approximately equal to the dividend yield on the Common Stock at the time the Director Plan was approved). Proceeds of the deferred cash incentives must be applied to prepay the loans. The balance of the loans after taking into account any such prepayment, together with accrued and unpaid interest thereon, is payable in three equal installments (plus interest) on the sixth, seventh and eighth anniversaries of the purchase date. If a director's service is terminated during the performance cycle for any reason other than retirement, the loan will generally become due on the 120th day after termination of service. In the event of retirement, the loan must be repaid over a three-year period following retirement. The loan may also be prepaid at any time at the director's option.

  Other Arrangements

     On November 1, 1994, the Company entered into an employment agreement with Don L. Skaggs who served as a director of the Company from October 1994 until April 9, 1997. The agreement is identical to the agreements entered into with seventeen of the Company's other executive officers, the material terms of which are described on page 11 hereof. Mr. Skaggs' employment agreement provides for a target compensation objective that includes a base salary plus target bonuses at the target rate of 50%. Mr. Skaggs' initial target compensation objective under the agreement is $315,244. On March 21, 1995, Mr. Skaggs was granted an award under the Key Executive Stock Purchase Incentive Plan, the material terms of which are described on page 17 hereof. On March 31, 1995, Mr. Skaggs exercised his award and purchased 60,000 shares of the Company's Common Stock at a purchase price of $25.5625 per share. Pursuant to the Executive Plan, Mr. Skaggs purchased the shares with a loan he received from the Company for $1,533,750, which accrues interest at the rate of 7.75%, compounded annually. As of February 1, 1997, the outstanding balance of such loan was $1,686,495. Under the Executive Plan, Mr. Skaggs is also entitled to receive a deferred cash incentive award under the same terms and conditions as the other executive officers. The maximum amount of the deferred award that can be earned by Mr. Skaggs is equal to the amount of the loan plus accrued and unpaid interest. Any deferred award must be applied toward repayment of the loan. As of February 1, 1997, Mr. Skaggs was vested in a service award equal to 7.5% of the outstanding loan balance, the dollar amount of which is $126,487.

     Effective August 1, 1995, the Company entered into a consulting agreement with Mr. L. S. Skaggs, a former director and the former Chairman of the Board of the Company, pursuant to which Mr. Skaggs agreed to provide consulting and advisory services to the Board of Directors and/or the Company's Chief Executive Officer upon their request, provided that Mr. Skaggs will not be required to devote more than 50% of his business time to such services. The term of the agreement is until the earliest of (i) July 31, 2000, (ii) Mr. Skaggs' death, or any physical or mental incapacity resulting in his inability to perform the services contemplated by the consulting agreement for a continuous period of one year, or (iii) the effective date of any written notice of termination from Mr. Skaggs. Pursuant to the consulting agreement, Mr. Skaggs receives $750,000 per year for his services and is entitled to be reimbursed for all reasonable costs and expenses in connection with the maintenance and operation of an office, an executive secretary, a driver and other costs and expenses reasonably and necessarily incurred by Mr. Skaggs in connection with the performance of his duties thereunder. For the fiscal year ended February 1, 1997, the aggregate amount of expenses reimbursed by the Company to Mr. Skaggs pursuant to the consulting agreement was $128,617. Mr. Skaggs is also entitled to such other perquisites made available to senior executive officers of the Company in accordance with the Company's policies and practices prevailing during the 1994 fiscal year and as such policies and practices may be modified in the future to provide additional or increased benefits. Mr. Skaggs has agreed not to disclose the Company's proprietary and confidential information and, during the term of the agreement and for a period of one year following its expiration or termination, without the consent of the Company's Board of Directors, not to serve as an employee, officer, or director of, or consultant to any other business or entity engaged in the retail grocery or drug store business.

EXECUTIVE COMPENSATION

     The following table shows compensation paid by the Company to the Chairman of the Board and Chief Executive Officer and the four other most highly compensated executive officers at February 1, 1997 for services performed by such individuals for all capacities in which they served during the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                        COMPENSATION (1)
                                                                       -------------------
                                      ANNUAL COMPENSATION (1)           AWARDS     PAYOUTS
   NAME AND PRINCIPAL            ----------------------------------    --------    -------
        POSITION                                       OTHER ANNUAL    OPTIONS/     LTIP       ALL OTHER
 AT END OF 1996 FISCAL           SALARY      BONUS     COMPENSATION      SARS      PAYOUTS    COMPENSATION
          YEAR           YEAR      ($)      ($)(2)        ($)(3)         (#)       ($)(4)        ($)(5)
------------------------ ----    -------    -------    ------------    --------    -------    ------------
Victor L. Lund.......... 1996    750,000    422,195            --       60,000     138,722       135,047
  Chairman of the Board  1995    750,000    307,175        87,176       30,000     384,791       190,011
  and Chief Executive    1994    750,000    339,764            --            0     406,490       159,869
  Officer
Teresa Beck............. 1996    295,833    125,006            --       20,000      48,141        60,372
  Chief Financial        1995    266,667    109,218            --       20,000     114,936        32,887
  Officer                1994    218,333     98,909            --            0     108,534        38,474
Robert P. Hermanns(6)... 1996    482,917    203,938            --       20,000      83,271       106,970
  Chief Operating        1995    468,750    191,984       111,172       20,000     192,507       201,719
  Officer Procurement    1994    510,016    184,039            --            0     164,406        57,870
  and Logistics
David L. Maher.......... 1996    512,500    216,439            --       30,000      89,655       121,400
  President and Chief    1995    491,666    201,370            --       25,000     236,464        75,602
  Operating Officer      1994    450,000    203,859            --            0     232,709        84,433
Martin A. Scholtens..... 1996    366,667    155,017            --       20,000      57,210        68,782
  Chief Operating        1995    306,442    121,334            --       20,000     141,950        36,414
  Officer Retail         1994    254,808     79,500            --            0     149,610        87,190

---------------
(1) Compensation deferred at the election of the executive, pursuant to the American Stores Retirement Estates 401(k) plan ("ASRE") and the Supplemental Executive Retirement Plan ("SERP"), is included in the year earned.

(2) The bonus amount is payable pursuant to the Company's Key Management Annual Incentive Plan described in the Compensation Committee Report on Executive and CEO Compensation on page 15 of this proxy statement. Cash bonuses for services rendered in fiscal years 1996, 1995 and 1994 have been listed in the year earned, and were generally paid in April of the following fiscal year.

(3) Unless otherwise provided, perquisites and other personal benefits paid to each named executive officer in the current year in each instance aggregated less than $50,000 and, accordingly, are omitted from the table as permitted by the rules of the SEC. Additionally, there is no other annual compensation requiring disclosure.

(4) The LTIP payout amounts reported represent amounts payable pursuant to the Company's Key Management Long-Term Performance Incentive Plan ("LTIP Plan") described in the Compensation Committee Report on Executive and CEO Compensation on page 16 of this Proxy Statement. The payout amounts pursuant to the LTIP Plan for services rendered in the three-year periods ended in fiscal years 1996, 1995 and 1994 have been listed in the year earned, and were generally paid in April of the following fiscal year. Amounts do not include any accrued deferred cash incentive awards under the Key Executive Stock Purchase Incentive Plan described in the Compensation Committee Report on Executive and CEO Compensation on page 17 of this proxy statement.

(5) The compensation reported represents (a) Company contributions under ASRE,
    (b) Company contributions under SERP, and (c) the dollar value of Company paid insurance premiums for term life insurance for the executives. The amounts contributed by the Company during fiscal year 1996 to the executives' ASRE and SERP accounts, and the insurance premiums paid were as follows: Mr. Lund -- $16,456, $114,001, $4,590; Ms. Beck -- $16,456,
    $42,105, $1,811; Mr. Hermanns -- $16,456, $87,558, $2,956; Mr.
    Maher -- $16,456, $101,869, $3,075; and Mr. Scholtens -- $16,456, $50,082,
    $2,244.

(6) On March 31, 1997 Mr. Hermanns' employment with the Company was terminated on a no-fault basis, and he received the amounts to which he was entitled under his employment agreement, which is described on page 11 of this proxy statement.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS (1)
                                  ---------------------------------------------------------------------------
                                                  % OF TOTAL
                                                 OPTIONS/SARS
                                                  GRANTED TO
                                  OPTIONS/SARS    EMPLOYEES     EXERCISE OR                      GRANT DATE
                                    GRANTED       IN FISCAL     BASE PRICE                      PRESENT VALUE
              NAME                    (#)            YEAR         ($/SH)      EXPIRATION DATE      ($)(2)
--------------------------------- ------------   ------------   -----------   ---------------   -------------
Victor L. Lund...................    60,000          4.42%        35.8125      July 25, 2004       700,200
Teresa Beck......................    20,000          1.47%        35.8125      July 25, 2004       233,400
Robert P. Hermanns(3)............    20,000          1.47%        35.8125      July 25, 2004       233,400
David L. Maher...................    30,000          2.21%        35.8125      July 25, 2004       350,100
Martin A. Scholtens..............    20,000          1.47%        35.8125      July 25, 2004       233,400

---------------
(1) The options generally become exercisable in one-third increments on July 25, 1997, July 25, 1998, and July 25, 1999, respectively. If a Change of Control (as defined in the stock options plan(s) under which the options were granted) were to occur before those dates, however, the options would become immediately exercisable.

(2) Present value determinations were made using a Black-Scholes option pricing model based on the following assumptions: an expected stock-price volatility factor of 21.8, a risk-free rate of return of 6.13%, a dividend yield of 1.80%, and the actual option term of eight years. The actual value, if any, the executive may realize depends on a number of factors, including the future performance of the Common Stock, overall market conditions, and the timing of option exercises, if any. Therefore, there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The Company used the Black-Scholes model rather than the 5% and 10% assumed rates of appreciation used in its 1996 proxy statement in order to be consistent with the valuation method utilized in the Company's financial statements for its fiscal year ended February 1, 1997.

(3) Mr. Hermanns' options were forfeited in accordance with their terms when he ceased to be employed by the Company.

     The following table shows information concerning the exercise of stock options by each of the named executive officers and the fiscal year-end value of unexercised options.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUE

                                                          NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                          OPTIONS/SARS AT FISCAL         IN-THE-MONEY OPTIONS/SARS
                           SHARES                              YEAR END (#)              AT FISCAL YEAR END ($)(2)
                         ACQUIRED ON      VALUE       ------------------------------   ------------------------------
          NAME           EXERCISE(#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE   UNEXERCISABLE(1)
------------------------ -----------   ------------   -----------   ----------------   -----------   ----------------
Victor L. Lund..........      0             $0             0             90,000             0            $900,000
Teresa Beck.............      0             $0             0             40,000             0            $476,250
Robert P. Hermanns(3)...      0             $0             0             40,000             0            $476,250
David L. Maher..........      0             $0             0             55,000             0            $626,250
Martin A. Scholtens.....      0             $0             0             40,000             0            $476,250

---------------
(1) If a Change of Control (as defined in the stock options plan(s) under which the options were granted) were to occur before these options otherwise become exercisable, the options would become immediately exercisable.

(2) Represents the difference between the closing price of the Company's Common Stock at 1996 fiscal year end ($42.00 per share) and the exercise price of the options.

(3) Mr. Hermanns' options were forfeited in accordance with their terms when he ceased to be employed by the Company.

     The following table provides information concerning cash-incentive awards made during fiscal year 1996 under the Company's 1996-1997-1998 Key Management Long-Term Performance Incentive Plan (the "96-97-98 LTIP"). Each award represents the right to receive an amount in cash for the three-year period ending January 30, 1999 based on earnings per share for the three-year period compared to the three-year earnings per share target established by the Compensation Committee as follows: 80% of target or less -- no award; 90% of target -- 10% of average annual base salary; 100% of target -- 20% of average annual base salary; 110% of target -- 40% of average annual base salary; and 120% or more of target -- 70% of average annual base salary. Payments under the 96-97-98 LTIP will be made in April 1999 and will be reported in the Summary Compensation Table of the Company's 1999 Proxy Statement. In the event of a change of control during the three year cycle, a prorated distribution under the 96-97-98 LTIP would be made, using actual performance for completed fiscal years.

     If the American Stores Company 1997 Stock Option and Stock Award Plan is approved by the shareholders, the Performance Incentive Plan will be implemented and participants in the Company's outstanding LTIP plans may elect to convert the cash payments projected to be paid under such plans to shares of restricted stock that could not be sold until the years in which the LTIP payments would have been made. In the event of voluntary termination or termination for cause before the restrictions lapse, the restricted stock would be forfeited. If a participant elects to receive the restricted stock in lieu of cash, the number of shares of restricted stock awarded would be calculated by (i) taking the projected payout of the 1996-1997-1998 LTIP using actual results for fiscal year 1996 and forecasted results for 1997 and 1998 as of February 24, 1997, (ii) increasing such amount by fifteen percent to compensate the participant for loss of benefits resulting from payment in the form of stock rather than cash, including the loss of individual and Company contributions to the Company's 401(k) plan, the inability to defer such amounts for tax purposes, and the inability of such amounts to grow on a tax-free basis, and (iii) dividing the result by the fair market value of the Company's Common Stock on July 1, 1997. The participants have until July 1, 1997 to make such election, and as of May 2, 1997 none of the named executive officers had made their election. If the named executive officers elect to receive the restricted stock award, the dollar amount of their respective restricted stock awards would be approximately as follows: Mr. Lund -- $190,155; Ms. Beck -- $85,951; Mr. Maher -- $125,774; and
Mr. Scholtens -- $92,588. The actual amount the participants will realize will be the value of the stock on the date the restrictions lapse.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                           PERFORMANCE
                           NUMBER OF         OR OTHER        ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE
                         SHARES, UNITS     PERIOD UNTIL                        BASED PLANS
                           OR OTHER         MATURATION      -------------------------------------------------
          NAME            RIGHTS (#)        OR PAYOUT       THRESHOLD ($)(1)   TARGET ($)(2)   MAXIMUM ($)(3)
------------------------ -------------   ----------------   ----------------   -------------   --------------
Victor L. Lund..........   --            January 30, 1999       0                 154,167          539,585
Teresa Beck.............   --            January 30, 1999       0                  71,944          251,804
Robert P. Hermanns(4)...   --            January 30, 1999      --                      --               --
David L. Maher..........   --            January 30, 1999       0                 105,278          368,474
Martin A. Scholtens.....   --            January 30, 1999       0                  77,500          271,250

---------------
(1) No awards will be made if the Company's earnings per share for the three-year period are 80% or less of the targeted amount.

(2) The target award is 20% of the executive's average annual base salary over the three-year performance cycle and is awarded if the Company exactly achieves its earnings per share target for the three-year period. The target payout shown above assumes the executive's 1997 base salary remains unchanged through the remainder of the three-year performance cycle.

(3) The maximum attainable award is 70% of the executive's average annual base salary over the three-year performance cycle and is awarded if the Company's earnings per share for the three-year period equals 120% or more of the target. The maximum payout shown above assumes the executive's 1997 base salary remains unchanged through the remainder of the three-year performance cycle.

(4) Mr. Hermanns received a prorated bonus under the 1996-1997-1998 LTIP in the amount of $39,044 on the date his employment terminated.

PENSION PLANS

     The tables set forth below show the estimated annual special retirement benefits payable to the named executive officers pursuant to their employment agreements with the Company. The executives are entitled to receive an annual payment from the Company for a period of twenty years beginning at age 57 or upon termination of employment with the Company, whichever occurs later, provided that payments will terminate if the Executive enters into competition with the Company. The retirement benefit is calculated as a percentage of the executive's average target compensation objective ("TCO") for the two years prior to the termination of employment based on the years of service completed under the employment agreement. The executives are not entitled to any benefit until they have completed three years of service under the employment agreements and are entitled to the maximum benefit after they have completed ten years of service. Executives who are terminated without cause will be deemed to have served for the full ten-year period and will be entitled to the maximum benefit. The employment agreements with the named executive officers were entered into on November 1, 1994 and the minimum benefits will vest in November 1997. The employment agreements are described in more detail under the caption "Employment Agreements" immediately following this section.

     The following table illustrates the estimated annual benefits payable to Messrs. Lund and Maher, which range from 12% to 40% of their two-year average TCO. As of February 1, 1997, the average TCOs of Messrs. Lund and Maher for the period from November 1, 1994 through the 1996 year-end were $1,162,431 and $746,713, respectively. As of February 1, 1997, each of such persons had been credited with two full years of service under his respective employment agreement and was not entitled to any of the retirement benefit.

                                                                          YEARS OF SERVICE
                                                           (YEARS OF SERVICE UNDER EMPLOYMENT AGREEMENTS)
             REMUNERATION               -------------------------------------------------------------------------------------
        (AVERAGE TWO-YEAR TCO)             3          4          5          6          7          8          9          10
--------------------------------------  --------   --------   --------   --------   --------   --------   --------   --------
  $650,000............................  $ 78,000   $104,000   $130,000   $156,000   $182,000   $208,000   $234,000   $260,000
  $700,000............................    84,000    112,000    140,000    168,000    196,000    224,000    252,000    280,000
  $750,000............................    90,000    120,000    150,000    180,000    210,000    240,000    270,000    300,000
  $800,000............................    96,000    128,000    160,000    192,000    224,000    256,000    288,000    320,000
  $900,000............................   108,000    144,000    180,000    216,000    252,000    288,000    324,000    360,000
$1,000,000............................   120,000    160,000    200,000    240,000    280,000    320,000    360,000    400,000
$1,100,000............................   132,000    176,000    220,000    264,000    308,000    352,000    396,000    440,000
$1,200,000............................   144,000    192,000    240,000    288,000    336,000    384,000    432,000    480,000
$1,300,000............................   156,000    208,000    260,000    312,000    364,000    416,000    468,000    520,000
$1,400,000............................   168,000    224,000    280,000    336,000    392,000    448,000    504,000    560,000

     The following table illustrates the estimated annual benefits payable to Ms. Beck and Mr. Scholtens, which range from 9% to 30% of their two-year average TCO. As of February 1, 1997, the two-year average TCOs of Ms. Beck and Mr. Scholtens for the period from November 1, 1994 through the 1996 year-end were $413,584 and $488,675, respectively. As of February 1, 1997, each of such persons had been credited with two years of service under his or her employment agreement and was not entitled to any of the retirement benefit.

                                                                            YEARS OF SERVICE
                                                             (YEARS OF SERVICE UNDER EMPLOYMENT AGREEMENTS)
               REMUNERATION                 ---------------------------------------------------------------------------------
          (AVERAGE TWO-YEAR TCO)               3         4         5         6         7          8          9          10
------------------------------------------  -------   -------   -------   -------   --------   --------   --------   --------
$350,000..................................  $31,500   $42,000   $52,500   $63,000   $ 73,500   $ 84,000   $ 94,500   $105,000
$400,000..................................   36,000    48,000    60,000    72,000     84,000     96,000    108,000    120,000
$450,000..................................   40,500    54,000    67,500    81,000     94,500    108,000    121,500    135,000
$500,000..................................   45,000    60,000    75,000    90,000    105,000    120,000    135,000    150,000
$550,000..................................   49,500    66,000    82,500    99,000    115,500    132,000    148,500    165,000

     In connection with the termination of Mr. Hermanns' employment, he became entitled to special retirement benefits in the form of twenty annual payments of $282,663 each commencing at the time he attains age 57, provided he has not competed with the Company prior to that time. The retirement payments will terminate immediately if Mr. Hermanns' enters into competition with the Company at any time.

EMPLOYMENT AGREEMENTS

  Standard Employment Agreements

     During 1994, the Company entered into Employment Agreements (the "Agreements") with Ms. Beck and Messrs. Hermanns, Lund, Maher and Scholtens, and 12 other officers of the Company in order to encourage such executives to remain with the Company on an extended basis, have undivided loyalty to the Company and refrain from competing with the Company. One additional agreement was entered into in early 1995. All of the Agreements were amended during 1996. A description of the Agreements, as amended, is as follows: All of the Agreements except for Mr. Lund's expire in November 2000 and are automatically renewed for one-year periods if notice of non-renewal is not provided at least two years prior to their expiration. Mr. Lund's Agreement expires in November 2001 and is automatically renewed for two-year periods if notice of non-renewal is not provided at least three years prior to its expiration. The Agreements may be terminated only for cause during the term of the Agreement or any extensions thereof. If an executive is terminated without cause, he or she is entitled to a lump sum payment in an amount equal to the value of unpaid salary and target bonuses that would have been paid under the remaining term of the contract. The Agreements provide for a target compensation objective ("TCO") that includes a base salary plus target bonuses at the target rate of 50% through participation in the Company's Key Management Annual Incentive Plan (30%) and the Company's Long-Term Incentive Performance Plan (20%). The initial TCO for the named executive officers is as follows: Ms. Beck -- $330,667; Mr. Hermanns -- $642,814; Mr. Lund -- $1,117,944; Mr. Maher -- $666,833; and Mr.
Scholtens -- $397,111. The Company can increase or decrease an executive's TCO, but no such decrease may be by more than 20% except in the case of a general reduction affecting at least 90% of the officers of the Company. The executives are entitled to participate in any other bonus programs, subject to the right of the Company to alter the terms and conditions of any such bonus programs, including the elimination thereof. The Agreements provide the executives with a special long-range retirement plan (the "Retirement Plan"), pursuant to which the executives are entitled to receive an annual payment from the Company for a period of 20 years beginning at age 57 or upon termination of employment, whichever occurs later. The retirement benefit is calculated as a percentage of the executive's average TCO for the two years prior to the termination of employment under the Agreement based on years of service completed under the Agreement. In order to receive the minimum retirement benefit of 9% of average TCO, the executives must have completed three years of service from the date of the Agreements. The maximum retirement benefit requires ten years of service; for 15 of the executives the maximum benefit is 30% of the two-year average TCO, and for Messrs. Lund and Maher the maximum benefit is 40% of the two-year average TCO. In the event an executive is terminated for cause or voluntarily terminates employment, he or she is entitled to a retirement benefit equal to the amounts vested at that time. If an executive is terminated without cause, or if the executive terminates employment because the Company has materially breached the Agreement, the executive is entitled to the maximum retirement benefit regardless of the number of service years he or she has accrued. In the event of the executive's death, the Agreement provides for a lump sum payment to the executive's estate that is equal to the present value of the remaining retirement benefit to which the executive would otherwise be entitled. The executives are required to (i) keep confidential any non-public information they become familiar with as a result of their employment, (ii) refrain from performing part-time or full-time services in any capacity for any competitor of the Company, (iii) refrain from attempting to induce employees of the Company or its subsidiaries to resign; and (iv) refrain from interfering with or impeding the Company's relationships with customers, suppliers or vendors, lending institutions, lessors and land owners, and governmental agencies, and the executives forfeit all rights, including vested rights, to these retirement benefits if they breach this provision of the Agreements. The Agreements also entitle the executives to participate in all of the Company's benefit plans, including retirement and profit sharing, long-term disability, accidental death and dismemberment, and health and insurance plans. The Company can change the executives' duties and job titles at will, and can relocate the executives as needed, including a transfer to one of the Company's subsidiaries; provided that the executives shall remain officers of the Company or its subsidiaries and shall perform duties of an executive nature equal in status, dignity and responsibility to their duties at the time the Agreements were entered into. As described above, on March 31, 1997 Mr. Hermanns' employment with the Company was terminated on a no-fault basis, and on April 1, 1997 he was paid the amounts to which he was entitled under his employment agreement. Additionally on such date he became entitled to receive the maximum retirement benefit provided under his agreement commencing in 2000, provided he is not competing with the Company at that time. Should Mr. Hermanns begin competing with the Company at any time either before or after 2000, all of his rights to receive future retirement benefits will cease.

  Change of Control Employment Agreements

     During 1996, the Compensation Committee authorized Change of Control Employment Agreements for Messrs. Lund, Hermanns, Maher and Scholtens and Ms. Beck and 42 other senior officers of the Company and its subsidiaries. Mr. Hermanns' agreement terminated when he ceased to be employed by the Company. The Change of Control Agreements only become effective upon a change of control or in the event of a termination of employment in anticipation of a change of control, and upon the occurrence of such an event supersede certain provisions of the employment agreements described above. The Agreements for Mr. Lund and the named executive officers provide for a three-year term after the change of control, during which time the status quo is preserved for the executive in terms of duties, responsibilities and employee benefits. The Agreements for the other officers provide for either a three-year or two-year term after the change of control. A change of control and an involuntary termination or constructive termination is required to trigger a severance benefit. Additionally, in the case of the named executive officers and six of the other officers, a severance benefit is also payable after a voluntary termination of employment following the change of control, whether or not for good reason, provided that such voluntary termination occurs during a 30-day window period beginning one year after the change of control. The severance benefit payable to the named executive officers and 16 of the other officers is three times the executive's total annual compensation. The severance benefit payable to the remaining 26 officers is twice their total annual compensation. The severance benefit is subject to certain excise taxes to the executive if the change of control benefit exceeds three times the executive's "base amount" as defined by the Internal Revenue Service. The Company's Change of Control agreements provide a "gross-up" provision to ensure that the executive is in the same after-tax position as if there were no excise tax. However, any executive whose total severance payment from all sources exceeds the safe harbor by no more than 10% would be cut back to the safe harbor amount.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE AND CEO COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee) is composed of five independent, non-employee directors of the Company, each of whom is ineligible to participate in any of the compensation plans they administer. The Board of Directors has delegated to the Committee, among other duties, responsibility for establishing policies and making decisions relating to executive compensation. The Committee regularly reports to the Board on its activities and decisions.

     The Committee's report summarizes the Company's compensation policies for its executive officers during the last fiscal year and explains how the compensation plans are closely linked to the achievement of the Company's financial goals and to increases in the Company's stock price.

COMPENSATION PHILOSOPHY

     A primary objective of the Company is to increase shareholder value. A key element in achieving this objective is the Company's ability to attract and retain a core group of executive officers whose individual and combined efforts will provide the greatest likelihood of success. To this end, the Company and the Committee have applied the following principles in developing a compensation program applicable to all of the Company's and its subsidiaries' executive management, including the CEO:

- Align the financial interests of the Company's executive officers closely with those of the Company's shareholders by linking a significant percentage of the officers' total target compensation to the attainment of Company profitability and corporate goals.

- Provide for each position competitive total target compensation in the median range based on industry, peer group and national surveys.

- Annually review performance measures necessary to establish varying bonus levels to ensure consistency with the Company's overall strategic goals.

- Create additional incentives to promote the long-term growth and financial success of the Company by encouraging and making it possible for executives to increase their ownership of the Company's Common Stock through the use of stock option and stock purchase plans.

     The Committee determines and approves the compensation paid to the CEO and the executives named in the summary compensation table as well as the compensation paid to all other Company officers. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement as well as the Company's other executive officers (other than Mr. Lund), the Committee takes into account the views of Mr. Lund, other members of management and outside consultants to the extent deemed appropriate by the Committee.

     Section 162(m) of the Internal Revenue Code, effective for the 1994 tax year and thereafter, limits the deductibility of compensation paid by public corporations to the executives named in the Summary Compensation Table for any single year. The Committee's policy with respect to tax deductibility of compensation under Section 162(m) is to qualify such compensation for deductibility where practicable. The Committee also considers the deductibility of compensation in formulating compensation arrangements, although this factor is not determinative. In order to maximize the deductibility of compensation paid in 1997 and thereafter, the Company is presenting to its shareholders for their approval at the Annual Meeting (i) the 1997 Key Management Annual Incentive Plan, and (ii) the 1997 Stock Option and Stock Award Plan. These plans have been designed to comply with the requirements of Section 162(m) and, as such, all incentive payments earned under the plans are expected to be tax deductible by the Company when paid. The compensation to be paid under the Company's Key Executive Stock Purchase Incentive Plan will be exempt from the deductibility limits of Section 162(m) pursuant to an exemption for binding agreements entered into prior to February 17, 1993.

     With respect to the 1996 year, compensation in the form of stock options granted under the Company's stock option plans was exempt under the transition rules although the salary and bonuses paid under the Company's annual bonus and long term incentive plans were subject to the deductibility limits except to the extent that payment of such compensation was deferred. None of the compensation paid to any of the named executive officers in 1996 was non-deductible except $2,474 of the compensation paid to Victor Lund.

RELATIONSHIP OF PAY TO PERFORMANCE UNDER COMPENSATION PLANS

     The Company uses industry, peer group and national surveys that are updated annually to establish target compensation grade levels for its CEO and executive officers that are based on median compensation paid to individuals holding similar positions at other companies in the retail food and drug industries and companies of similar size. This comparison group includes but is not limited to some of the companies comprising the Peer Group Index described on page 19. The Committee uses the same criteria in establishing Mr. Lund's target compensation objective as it does in determining compensation for the Company's other executive officers. The cash compensation objective for executive officers consists of a base salary and an overall bonus target of 50% of the base salary (30% from the annual bonus plan and 20% from the long-term incentive plan). Thus, base salaries represent approximately 67% of the targeted cash compensation objective, and the combination of the annual and long-term incentive payments, which are based on sales and/or earnings of the Company and/or its subsidiaries, represent approximately 33% of the executive's targeted cash compensation objective. Mr. Lund's bonus target is 60% of his base salary (40% from the annual bonus plan and 20% from the long-term incentive plan). Therefore, his base salary represents 62.5% of his targeted cash compensation objective and his combined annual and long-term incentive payments represent approximately 37.5% of his targeted cash compensation objective. Payments made under the Company's annual bonus and long-term incentive plans may be more or less than the target amount depending on the Company's performance. In years when the Company exceeds its targets, the compensation actually paid to executives will rise to the high end of the compensation surveys, although if the industry performs well as a whole, it is anticipated that executive compensation paid by the Company's peers may also increase above the amounts reflected in the historical surveys.

     Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, considered in the context of the total compensation paid to individuals in similar positions at other companies in the retail food and drug industries and companies of similar size. Executives' base salaries are reviewed by the Committee on an annual basis and adjustments are determined by evaluating the performance of the executive officer and, to the extent applicable, his or her operating unit (the Company or a subsidiary). Adjustments are made based on a number of factors, none of which is controlling, and objective criteria are not the sole factor in adjusting base salaries. Changes in base salary may also result from promotions and changes in the responsibilities of executives. During the 1996 fiscal year,

Mr. Lund's base salary did not increase from $750,000, which it had been since 1993; however, his target annual bonus was increased from 30% to 40% of his average base salary. On April 7, 1997, the Committee increased Mr. Lund's base salary to $825,000, which it believes is in the median range of compensation paid to CEOs of peer companies and companies of similar size. The Committee believes that this increase is commensurate with Mr. Lund's experience and qualifications and is appropriate for the responsibilities of his position. In making such determination, the Committee considered several factors on a subjective basis, with no single factor controlling, including the nature and scope of Mr. Lund's responsibilities, the size of the Company relative to its peers, the Company's results of operations, earnings per share, and strategic plans for the future.

     During 1994, the Company entered into employment agreements with Mr. Lund and 16 other executive officers of the Company. One additional employment agreement was entered into in early 1995. The agreements were structured to provide an incentive to the Company's executives to remain with the Company for an extended period, have undivided loyalty to the Company and refrain from competing with the Company during the time of their employment as well as after their employment has ceased. In order to accomplish this objective, and in addition to the other terms of the agreements, the agreements provide for the payment of a special retirement benefit calculated as a percentage of the executive's average target compensation objective during the last two years of his or her employment with the Company. The benefit ranges from 9% to 30% of such average TCO (up to 40% in the case of Messrs. Lund and Maher) based on years of service with the Company and is payable for a period of twenty years commencing at the time the executive's employment with the Company terminates or at age 57, whichever is later. The benefit is forfeited if the executive engages in competition with the Company either during or after the term of the agreement. The Committee believes that by providing the Company's key executives with a higher degree of job security and the prospect of an income stream that continues beyond the time they cease performing duties for the Company, the agreements will provide a substantial incentive for the executives to remain with the Company for the duration of their careers and will provide the executives with peace of mind with respect to their future financial security and allow them to focus their talents and attention on the growth and profitability of the Company. In addition, by providing for the forfeiture of the benefits if the executives should engage in competition with the Company, it is believed that the agreements provide an incentive for such executives to devote their talents exclusively to the Company and to continue to provide the benefit of their counsel and experience to the Company even after they retire. The employment agreements are discussed in more detail beginning on page 11 of this Proxy Statement, and the form of the agreements is included as an exhibit to the Company's annual report on Form 10-K for the year ended January 28, 1995. The foregoing discussion is qualified by reference to the employment agreements.

     During 1996, the Compensation Committee authorized Change of Control Employment Agreements for Messrs. Lund, Hermanns, Maher and Scholtens and Ms. Beck and 42 other senior officers of the Company and its subsidiaries. Mr. Hermanns' agreement terminated when he ceased to be employed by the Company. The Change of Control agreements were entered into to reduce the officers' personal anxiety resulting from speculation in the press concerning future control of the Company in light of its founder's announced intent to sell all or part of his Common Stock. The Change of Control Agreements only become effective upon a change of control or in the event of a termination of employment in anticipation of a change of control, and in such event supersede certain provisions of the employment agreements described above. The Change of Control agreements are discussed in more detail beginning on page 12 of this Proxy Statement, and the form of the Agreements is included as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended August 3, 1996.

     The executive compensation program also includes a stock option plan and a stock purchase incentive plan. The performance features of these plans, together with the Company's annual and long-term incentive bonus plans, are described below.

  Annual Bonus Plan

     The Key Management Annual Incentive Plan is the Company's annual bonus program (the "Annual Plan") for executive officers and key management. At the beginning of each year, the Committee establishes minimum, target and maximum performance goals for the Company on which a bonus will be paid. The Committee determines the percentage of base salary for the fiscal year that will be payable as a bonus (the "Target Bonus") to each participant in the Annual Plan if the Company exactly meets its target. This determination is based on the individual's job classification and responsibilities. The Target Bonus for the Company's chief executive officer is 40% of his average base salary, which corresponds to 25% of his total target compensation objective. The target bonus for the other four executives in the summary compensation table is 30% of their respective average base salary, which corresponds to 20% of each executive's total target compensation objective. The amount of the Target Bonus that will actually be paid to the participants varies based on the extent to which the Company meets, exceeds or fails to achieve its target. The Plan contains a schedule setting forth in 1% increments the percentage of the target goal achieved by the Company and the amount of the Target Bonus that is payable at each increment. No bonus is paid if the Company achieves 80% or less of the target, and the maximum bonus is paid if the Company achieves 120% or more of its target. As described under "Proposal 4 -- Proposal to Approve the American Stores Company 1997 Key Management Annual Incentive Plan," the Annual Plan is being submitted to the Company's shareholders for their approval at the Annual Meeting.

     The Annual Plan for fiscal 1996 established a target based on sales and earnings above the prior year. During the 1996 fiscal year, the Company achieved 100.7% of its sales target and 105.9% of its earnings target. As a result, the Target Bonus paid to Mr. Lund represents 56.3% of his base salary for the 1996 fiscal year. The Target Bonus paid to the other four executives named in the summary compensation table represents approximately 42.2% of each individual's base salary for the 1996 fiscal year.

  Long-Term Performance Incentive Plan

     The Key Management Long-Term Performance Incentive Plan ("LTIP") is intended to focus attention prospectively on the Company's long-term results and reward achievement of the Company's long-term financial goals. Participation in LTIP, as determined by the Committee, is limited to key executives and officers who have a significant impact on the long-term results of the Company. LTIP performance cycles are three years in length, with a new three year cycle starting every fiscal year. At the beginning of each cycle, the Committee sets specific performance criteria and establishes a minimum and a maximum range of performance for the three-year period on which a bonus will be paid. If the Company exactly achieves the performance goals, the participants receive a bonus equal to 20% of their average annual base salary over the three-year performance cycle, which corresponds to approximately 13% of each executive's target cash compensation objective over the three-year performance cycle. If the Company's performance falls above or below the target, the percentage of average annual base salary to be paid as a bonus will be increased or decreased in accordance with a schedule included in the LTIP Plan. The minimum award is zero, and the maximum award is 70% of the executive's average annual base salary over the three-year performance cycle.

     The performance measurement for bonus amounts payable under the 1994-1995-1996 LTIP was based 100% on an earnings per share target for the three-year period, and the Company achieved 98.5% of its earnings per share target level for this LTIP cycle. The LTIP bonus paid to Mr. Lund and the four executives in the summary compensation table represents approximately 18.5% of each individual's average annual base salary for fiscal years 1994, 1995, and 1996.

     If the 1997 Stock Option and Stock Award Plan is approved by the shareholders at the Annual Meeting, the Performance Incentive Plan will be implemented, and no further awards will be made under LTIP. In addition, participants in ongoing LTIPs may elect to convert the cash payments projected to be paid under such plans to shares of restricted stock that cannot be sold until the year(s) in which the LTIP payments would have been made.

  Stock Option Plans

     The Committee believes that stock option plans can serve as an effective incentive to the Company's executive officers and key employees to further the long-term growth and performance of the Company, since the value of an option bears a direct relationship to increases in the Company's stock price. In addition, the

Committee believes that the utilization of vesting periods provides incentives for key employees to remain with the Company. The Committee administers the Company's stock option plans and determines the individuals to whom stock options, stock appreciation rights ("SARs") and restricted stock awards are granted. The Committee, however, does not grant stock options on a regular basis. During 1996, the Committee authorized a broad-based grant of stock options to officers of the Company, including Mr. Lund and the four other named executive officers. The options were granted at the market price in effect on the date of grant, have a term of seven years and become exercisable in one-third increments on July 25, 1997, July 25, 1998 and July 25, 1999, respectively. The named executive officers were granted options pertaining to an aggregate of 150,000 shares of the Company's common stock which represented 11.04% of the total number of options granted. The options were granted to provide additional incentive to focus on their responsibilities and continue their employment with the Company during a period of speculation about the Company and its future resulting from the Form 13D filing by L. S. Skaggs stating his intention to monitor his investment in the Company's Common Stock and consider a number of strategies for enhancing value, including, without limitation: the acquisition of additional securities; an extraordinary corporate transaction such as a merger, reorganization or liquidation involving the Company; a change in the board of directors or management of the Company; a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; a material change in the capitalization or dividend policy of the Company; or other strategies set forth in such report. In determining grants, the Committee took into account the individuals' responsibilities and experience but did not consider stock ownership. The Committee did not grant any SARs or restricted stock awards, nor did it reprice any outstanding options or SARs during 1996.

     As discussed under "Proposal 5 -- Proposal to Approve the American Stores Company 1997 Stock Option and Stock Award Plan," the Company is submitting a new stock option and stock award plan to the shareholders for their approval at the Annual Meeting.

  Stock Purchase Incentive Plan

     During 1992, the Company's shareholders approved the Key Executive Stock Purchase Incentive Plan (the "Executive Plan"). The Executive Plan was developed in consultation with an outside compensation consultant after a review by the Committee and such consultant of the Company's existing compensation programs. The Executive Plan is intended to promote the long-term growth and financial success of the Company by strengthening the links between the Company's management and its shareholders. The Executive Plan affords certain key executive officers of the Company and its subsidiaries the opportunity to significantly increase their ownership of the Company's Common Stock. The Executive Plan also offers the potential for substantial financial incentives (in addition to potential appreciation in the value of the Common Stock) based on continued service and long-term stock price performance, but in a manner that places such executive officers at risk in the event of poor Company performance. By having participants in the Executive Plan share in both the upside and downside potential inherent in stock ownership by purchasing Common Stock using full-recourse, interest-bearing loans, the Committee believes the Executive Plan incorporates an important element of investment risk that generally is not found in other executive incentive plans.

     During June 1992, under the Executive Plan, Mr. Lund, four of the executives named in the summary compensation table and certain other executive officers selected by the Committee received the right to purchase a specified number of shares of the Company's Common Stock on June 16, 1992 at the average market price of the Common Stock on such date. Pursuant to the Executive Plan, the executive officers also received from the Company full-recourse, interest-bearing loans for the entire purchase price of the Common Stock. Each executive officer was required to pledge the Common Stock he or she purchased with the proceeds of the loan to secure such loan. The loans have an eight-year term and accrue interest at the rate of 7.04%, compounded annually. Interest is payable prior to maturity to the extent of dividends paid on the shares purchased under the Executive Plan, with the balance due at the maturity of the loan. Under the Executive Plan, Mr. Lund and the four executives named in the summary compensation table purchased the indicated amounts of Common Stock at a purchase price of $17.44 per share: Mr. Lund -- 400,000 shares; Ms. Beck -- 60,000 shares; Mr. Hermanns -- 60,000 shares; Mr. Maher -- 220,000 shares; and Mr. Scholtens -- 60,000 shares. Additionally, on March 31, 1994, in connection with a change in title and increased responsibilities,

Mr. Hermanns purchased an additional 20,000 shares at a purchase price of $25.53 per share with proceeds of a Company loan having a 5.36% interest rate, and a new performance cycle commenced with respect to such shares.

     Participants in the Executive Plan are also eligible to receive a deferred cash incentive award (the "deferred award") which is generally payable at the end of a five-year performance cycle. In the case of the executives listed in the summary compensation table, the five-year performance cycle will end on June 16, 1997, except with respect to the 20,000 shares purchased by Mr. Hermanns in March 1994. One-half of the deferred award will be based on the executive officer's continued service with the Company during the performance cycle (the "service award"), while the other half will be based on the Company's Common Stock performance (including reinvested dividends) over the five-year performance cycle relative to shareholder returns for specified companies in the retail food and drug industry (the "performance award"). The maximum amount of the deferred award which can be earned by the executive officers is equal to the amount of the loan and accrued and unpaid interest. Any deferred award must be applied towards repayment of the loan. Certain deferred awards will be forfeited if, prior to the end of the five-year performance cycle, the executive officer sells shares purchased under the Executive Plan or the executive officer's service with the Company is terminated.

     Each executive officer will vest annually in a portion of the service award in an amount equal to a cumulative percentage of the outstanding loan balance at the time the service award is earned. The cumulative percentages for each year are as follows: first year -- 7 1/2%; second year -- 15%; third year -- 22 1/2%; fourth year -- 30%; and fifth year -- 50%. The service award may not exceed 50% of the loan balance. At the end of the Company's 1996 fiscal year, each of the executives listed in the summary compensation table who participated in the Executive Plan was vested in a portion of the service award equal to 30% of the outstanding loan balance with respect to the shares issued in 1992.

     The portion of the performance award earned as a percentage of the loan amount at the time the performance award is paid will vary depending upon the Company's total shareholder return versus shareholder returns of the members of the specified peer group on an unweighted basis, with no performance award earned if the Company's total shareholder return ranks below the 50th percentile of the peer group, and 100% of the performance award earned if the Company's total shareholder return is ranked in the 80th or higher percentile of the peer group. The performance award may not exceed 50% of the loan balance. For the period from June 16, 1992 through March 31, 1997, the Company's total shareholder return versus the members of the peer group ranked in the 55.6 percentile, and therefore 39% of the performance award would have been earned, which would represent 19.5% of the loan balance, assuming such performance was maintained through the full five-year performance cycle. The original members of the peer group include The Great Atlantic & Pacific Tea Company, Inc., Albertson's, Inc., The Kroger Co., Longs Drug Stores Corporation, Safeway Inc., Smith's Food & Drug Centers, Inc., The Vons Companies, Inc., Walgreen Co., and Winn-Dixie Stores, Inc. The Vons Companies, Inc. was a member of the peer group until April 8, 1997 when its stock ceased to be traded. If the Company's Common Stock price declines significantly from the market value on the day of the award, the loan balance may exceed the combined value of the stock and plan payments to participants after taxes, in which event the participants would be required to pay the remaining loan balance with personal funds. On April 1, 1997, in connection with the termination of Mr. Hermanns' employment, his accrued combined deferred cash award was applied to his outstanding loan balances, and he paid the remaining balance of his loans in full with personal funds. Mr. Hermanns' combined loan balance was $1,853,013, of which $727,528 was paid with the combined deferred cash award and $1,125,485 with personal funds.

  Other Compensation Plans

     In 1996, the Board authorized an amendment to the Company's Employee Stock Purchase Plan ("ESPP") that permitted officers of the Company to participate in that plan. ESPP was approved by the shareholders at the 1995 Annual Meeting and provides the Company's employees with an opportunity to purchase shares of the Company's Common Stock through payroll deductions. The Committee believes that stock ownership by the Company's officers and employees provides increased incentive for such individuals to improve their performance. The executive compensation program also includes other benefit plans that are generally available to employees of the Company, including a profit sharing/401(k) pension plan, a medical plan and a life insurance plan. The Company has not maintained a defined benefit pension plan for its employees since the end of 1984. Certain executive officers, including the executives listed in the summary compensation table, are eligible to participate in a supplemental executive retirement plan, which is a non-qualified plan intended to provide benefits where limitations are imposed upon Company contributions to qualified plans on behalf of certain employees due to limits under the Federal tax laws. Except for the Company's profit sharing/401(k) pension plan and ESPP, none of the foregoing plans is tied to Company performance. The Committee believes these plans are comparable to plans of other companies in the food and drug industries and companies of similar size.

CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and return to shareholders, as evidenced by the plans being submitted to the shareholders for their consideration at the 1997 Annual Meeting.

     Submitted by the Compensation and Stock Option Committee of the Board of Directors of the Company.

Leon G. Harmon, Chairman
Louis H. Callister       James B. Fisher
Arden B. Engebretsen     Barbara S. Preiskel

AMERICAN STORES COMPANY STOCK PRICE PERFORMANCE

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and a group of nine publicly-traded retail food and/or drug companies, which include The Great Atlantic & Pacific Tea Company, Inc., Albertson's, Inc., The Kroger Co., Longs Drug Stores Corporation, Safeway Inc., Smith's Food & Drug Centers, Inc., The Vons Companies, Inc., Walgreen Co., and Winn-Dixie Stores, Inc. (the "Peer Group Index") for the five-year fiscal period ended February 1, 1997. The companies in the peer group are the same as those used in calculating the performance awards under the Company's Key Executive Stock Purchase Incentive Plan. Comparisons are based on the assumption that the value of the investment on January 31, 1992 in the Company's Common Stock, the securities comprising the S&P Composite-500 Stock Index, and the Peer Group Index was $100 and that all dividends were reinvested.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
            AMERICAN STORES COMPANY COMMON STOCK, S&P COMPOSITE-500
                              & PEER GROUP INDICES

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)           AMERICAN STORES         S&P 500           PEER GROUP
1/31/92                                    100                 100                 100
1/29/93                                    135                 111                 118
1/28/94                                    134                 124                 113
1/27/95                                    155                 125                 135
2/3/96                                     168                 173                 184
2/1/97                                     281                 219                 234

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following non-employee directors served on the Compensation and Stock Option Committee during fiscal 1996: Leon G. Harmon, Chairman, Louis H. Callister, Arden B. Engebretsen, James B. Fisher, L. Tom Perry and Barbara S. Preiskel. There were no Compensation Committee interlocks with respect to any member of that Committee during fiscal 1996.

OTHER INFORMATION PERTAINING TO DIRECTORS AND EXECUTIVE OFFICERS

     During 1992, Mr. Lund, the four other executives in the summary compensation table and certain other executive officers received full-recourse, interest bearing loans for the entire purchase price of Common Stock of the Company they purchased pursuant to the terms of the Executive Plan described on page 17. Mr. Hermanns received an additional loan in 1994 to purchase 20,000 shares under the Executive Plan. The loans have eight-year terms and accrue interest at the Applicable Federal Rate for eight-year loans with interest compounded annually, as determined by Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect on the Purchase Date. Interest is payable prior to maturity to the extent of dividends paid on the shares purchased under the Executive Plan, with the balance due at the maturity of the loan. The proceeds of the deferred cash incentives awarded during the five-year performance cycle(s) under the Executive Plan must also be applied to prepay the loans. The balance of the loans after taking into account any such prepayment together with accrued and unpaid interest thereon, will be payable in three equal installments (plus interest) on the sixth, seventh and eighth anniversaries of the purchase date. If an executive officer's service is terminated during a performance cycle for any reason other than retirement or following a change of control, the loan will generally become due on the 120th day after termination of service. In the event of retirement or a change of control, the loan must be repaid over a three-year period. The loan may also be prepaid at any time at the executive officer's option. As of February 1, 1997, the outstanding balances of the loans (including accrued and unpaid interest) made to Mr. Lund and the other four executives in the summary compensation table were: Mr. Lund -- $8,513,267; Ms. Beck -- $1,276,990; Mr. Hermanns --
$1,834,380; Mr. Maher -- $4,682,267; and Mr. Scholtens -- $1,276,990. As of
February 1, 1997, the
aggregate outstanding balances of the loans (including accrued and unpaid interest) made pursuant to the Executive Plan was $36,933,125. The largest aggregate amount outstanding during the fiscal year was $37,047,588. On April 1, 1997, in connection with the termination of Mr. Hermanns' employment, his accrued combined deferred cash award was applied to his outstanding loan balances, and he paid the remaining balance of his loans in full with personal funds. Mr. Hermanns' combined loan balance was $1,853,013, of which $727,528 was paid with the combined deferred cash award and $1,125,485 with personal funds.

     On April 8, 1997, the Company purchased 12,222,222 shares of the Company's Common Stock for $550 million from L. S. Skaggs, a former director and the former Chairman of the Board of the Company, certain of his family members, and certain family and charitable trusts (collectively, the "Selling Stockholders"). The transaction was effected in accordance with the terms of the Stock Purchase Agreement (the "Stock Purchase Agreement") dated February 20, 1997, and the purchase price of $45 per share was equal to the closing price of the Company's common stock on the New York Stock Exchange on the date of such agreement. On February 20, 1997, the Company also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Selling Stockholders pursuant to which, among other things, the Company registered for sale in a secondary offering approximately 15.4 million additional shares of common stock held by the Selling Stockholders. The secondary offering was completed on April 8, 1997 after the sale of 15,407,910 shares by the Selling Stockholders and 2,311,186 shares by the Company pursuant to the overallotment option. The Company paid the costs and expenses of the Selling Stockholders incurred in connection with the Stock Purchase Agreement and the offering, including the underwriters' discount of approximately $23.1 million and approximately $3.4 million in other expenses. The agreements contain standstill provisions precluding the Selling Stockholders from purchasing or selling the Company's Common Stock or taking certain other actions for a period of ten years.

     During 1995 L. S. Skaggs retained Skaggs Telecommunications Service, Inc., a wholly-owned subsidiary of the Company ("STS"), to provide mill work, electrical services and supplies in connection with certain construction projects. STS completed its work for Mr. Skaggs during 1996. During 1996, Mr. Skaggs paid an aggregate of $1,120,205 for the services and supplies provided by STS including the general contractor's mark-up. The supplies were provided at approximately the same gross margin charged by STS to its own and affiliated Company employees, and services were billed at the same rates at which such services are provided to other businesses and employees of the Company. This transaction was reviewed and approved by the Audit Committee of the Board of Directors.

     During 1996, Don L. Skaggs purchased electrical equipment and services in the amount of $248,758 from STS. The supplies were provided at approximately the same gross margin charged by STS to its other employees, and services were billed at the same rates at which such services are provided to other businesses and employees of the Company. This transaction was reviewed and approved by the Audit Committee of the Board of Directors.

     During 1996, Robert P. Hermanns, former Chief Operating Officer Procurement and Logistics, purchased custom woodwork and millwork in the amount of $184,045 from a mill owned by American Stores Properties, Inc. ("ASPI"), one of the subsidiaries of the Company. The millwork was billed to Mr. Hermanns at the same rates at which such services are provided to other businesses and employees of the Company. This transaction was reviewed and approved by the Audit Committee of the Board of Directors.

     During 1996, Stephen L. Mannschreck, Chief Human Resources Officer of the Company, purchased custom woodwork and millwork from ASPI in the amount of $99,699. Mr. Mannschreck also purchased electrical equipment and services in the amount of $4,988 from STS. The millwork was billed to Mr. Mannschreck at the same rates at which such services are provided to other businesses and employees of the Company. The price Mr. Mannschreck paid to STS for supplies included approximately the same gross margin charged by STS to its own and affiliated Company employees, and services were billed at the same rates at which such services are provided to other businesses and employees of the Company. This transaction was reviewed and approved by the Audit Committee of the Board of Directors.

PROPOSAL 2 -- PROPOSAL TO AMEND ARTICLE THIRD OF THE COMPANY'S RESTATED
              CERTIFICATE OF INCORPORATION TO PERMIT THE COMPANY TO ENGAGE IN ANY LAWFUL BUSINESS

     The Board of Directors proposes and recommends that the shareholders adopt an amendment to Article THIRD of the Company's Restated Certificate of Incorporation captioned "Purposes," to permit the Company to engage in any lawful business. On April 7, 1997, the Board of Directors unanimously approved resolutions declaring such amendment advisable. If approved by the shareholders, Article THIRD will read in its entirety as follows:

                                 ARTICLE THIRD

                                    PURPOSES

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     Article THIRD of the Company's Restated Certificate of Incorporation was adopted in 1979 and limits the purpose of the Company to acquiring and holding stock of other corporations for the purpose of controlling the management of affairs of such other corporations. The Board believes that this language is antiquated and unduly restrictive and that the purposes clause should be modernized and expanded to provide the Company with the maximum flexibility in conducting its business. The article as proposed to be amended will provide the Company with the authority to engage in any type of business activity authorized by law. The amendment is patterned after the language customarily used by Delaware corporations.

APPROVAL

     The affirmative vote of a majority of the outstanding Common Stock is required for approval of the proposed amendment to the Restated Certificate of Incorporation. The following resolution will be offered by the Board of Directors at the Annual Meeting:

          RESOLVED, that the amendment to Article THIRD of the Company's Restated Certificate of Incorporation as set forth in the Company's 1997 Proxy Statement be, and hereby is, authorized, approved and adopted.

THE BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT OF ARTICLE THIRD OF THE RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE COMPANY TO ENGAGE IN ANY LAWFUL BUSINESS.

PROPOSAL 3 -- PROPOSAL TO AMEND ARTICLE FOURTH OF THE COMPANY'S RESTATED
              CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors proposes and recommends that the shareholders adopt an amendment to Section 4.01 of Article FOURTH of the Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 325,000,000 to 700,000,000. The proposed amendment would not change the terms of the Common Stock.

     On April 7, 1997, the Board of Directors unanimously approved resolutions declaring such amendment advisable. If approved by the shareholders, Section
4.01 of Article FOURTH will read in its entirety as follows:

          4.01 The total number of shares of all classes of stock which the Corporation shall have authority to issue is 710,000,000 consisting of
     a) 700,000,000 shares of Common Stock, par value

     $1 per share ("Common Stock"), and b) 10,000,000 shares of Preferred Stock, par value $1 per share ("Preferred Stock").

     As of April 8, 1997, there were 136,027,737 shares of Common Stock issued and outstanding exclusive of 13,861,499 shares of Common Stock held in the Company's treasury. Accordingly, as of April 8, 1997 there remained 202,833,762 shares of Common Stock available for issuance, of which 11,493,510 shares have been reserved for issuance in connection with the Company's stock option, stock award and employee stock purchase plans. If the shareholders approve the American Stores Company 1997 Stock Option and Stock Award Plan and the American Stores Company 1997 Stock Plan for Non-Employee Directors (Proposals 5 and 6) at the Annual Meeting, an additional 6,750,000 shares will be required to be reserved, leaving only 184,590,252 shares available for issuance.

     The Board of Directors believes that it is desirable and in the best interest of the Company and its shareholders that the number of authorized but unissued shares of Common Stock be increased so that there are sufficient unissued shares of Common Stock available for proper corporate purposes, including, without limitation, the raising of additional capital, stock dividends or splits, acquisitions, and issuance pursuant to stock option or other employee benefit or incentive compensation plans. If authorization of any increase in the Common Stock is postponed until a specific need arises, the delay and expense incident to obtaining the approval of shareholders at that time could impair the Company's ability to meet its objectives.

     If the proposed amendment to Article FOURTH is approved, the additional shares of Common Stock (as well as treasury shares and the existing authorized but unissued shares of Common Stock and Preferred Stock) would be available for issuance without further action by the shareholders, unless otherwise required by applicable law or by the rules of any stock exchange on which the Company's securities are listed. The New York Stock Exchange, on which the Common Stock of the Company is listed, currently requires shareholder approval as a prerequisite for listing Common Stock to be issued in any transaction or series of related transactions, other than a public offering for cash, if the Common Stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or if the issuance will result in a change of control.

     The additional shares of Common Stock would be identical to the Common Stock currently outstanding. No shareholder has any preemptive rights, and issuance of the additional (as well as treasury shares and the existing authorized but unissued) Common Stock could dilute the voting rights of present holders of Common Stock. It is possible, depending upon the type of transaction in which Common Stock is issued, that issuance of such Common Stock could have a dilutive effect on shareholders' equity and earnings per share attributable to present holders.

     The additional shares of Common Stock (as well as treasury shares and the existing authorized but unissued shares of Common Stock and Preferred Stock) could also be used to impede an unsolicited bid for control of the Company which the Board of Directors believed was not in the best interests of the Company and its shareholders. The availability of the additional Common Stock as a defensive response to a takeover attempt was not a motivating factor in the Board's approval of the proposed amendment to Article FOURTH, and the Board is not aware of any effort to obtain control of the Company.

APPROVAL

     The affirmative vote of the holders of a majority of the outstanding Common Stock is required for approval of the proposed amendment to the Restated Certificate of Incorporation. The following resolution will be offered by the Board of Directors at the Annual Meeting:

          RESOLVED, that the amendment to Article FOURTH of the Company's Restated Certificate of Incorporation as set forth in the Company's 1997 Proxy Statement be, and hereby is, authorized, approved and adopted.

THE BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT OF ARTICLE FOURTH OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

PROPOSAL 4 -- TO APPROVE THE AMERICAN STORES COMPANY 1997 KEY MANAGEMENT ANNUAL
              INCENTIVE PLAN

     On February 24, 1997, the Compensation and Stock Option Committee of the Board of Directors adopted the 1997 Key Management Annual Incentive Plan (the "Annual Incentive Plan" or the "Plan"), subject to approval by the Company's shareholders at the Annual Meeting. The Annual Incentive Plan is designed to align the financial interests of the Company's key employees with those of the Company's shareholders by linking a significant percentage of the employee's total target compensation to the achievement of financial and corporate goals by the Company. The Annual Incentive Plan also provides a competitive compensation program that permits the Company to attract and retain qualified executives. The Annual Incentive Plan is substantially identical to the annual bonus plan that has been utilized by the Company for the past several years. The Board of Directors has decided to seek shareholder approval of the Annual Incentive Plan so that the compensation paid under such plan can qualify for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Code was amended in 1993 to provide that, effective January 1, 1994, with certain exceptions, a publicly held corporation such as the Company could not take a federal income tax deduction for compensation paid to a "covered employee" in a taxable year to the extent that the compensation deduction would otherwise exceed $1,000,000. A "covered employee" is the Chief Executive Officer on the last day of the taxable year and any other officer who is among the four highest compensated officers (other than the CEO) as reported in the Proxy Statement. Generally, these would be the same officers named each year in the Summary Compensation Table in the Proxy Statement.

     The $1,000,000 limit on deductibility does not apply to compensation that meets the requirements for "qualified performance-based compensation" under regulations adopted under the Code. These requirements include the following:
(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals, (ii) the performance goals must be timely established by a compensation committee consisting solely of two or more outside directors, (iii) the material terms of the performance goals must be disclosed to and approved by the shareholders, and (iv) the compensation committee must certify in writing prior to payment of the compensation that the performance goals and any other material terms were in fact satisfied.

SUMMARY OF THE 1997 KEY MANAGEMENT ANNUAL INCENTIVE PLAN

     The following discussion constitutes a general summary of certain key provisions of the Annual Incentive Plan and is subject to qualification by reference to the Annual Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

     1. ELIGIBLE EMPLOYEES AND MAXIMUM AWARD. Exempt (salaried) employees of the Company are eligible to participate in the Annual Incentive Plan. Currently, approximately 2,300 employees participate. The Plan provides that the maximum award payable to "covered employees" in any calendar year is $2,000,000, although the highest award that could be paid under the Plan for the 1997 fiscal year would be approximately $825,000.

     2. ADMINISTRATION. The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for the implementation and administration of the Plan. The Committee's functions include, but are not limited to: interpretation of the Plan and establishment of the rules and regulations governing Plan administration; selection of participants; approval of performance objectives upon which the percentage of payment of awards are based; determination of the degree of the attainment of the performance objectives; and determination of the size of individual awards and payments to participants.

In reaching its decisions, the Committee will consider recommendations made by the CEO and such other members of management as the CEO designates. Members of the Committee must be "outside directors" as defined in the regulations under the Code and may not participate in the Plan.

     3. PERFORMANCE OBJECTIVES AND TARGETS. Not later than three months after the beginning of each year, the Committee establishes minimum, target and maximum performance objectives for each participant. Such performance objectives may consist of financial objectives, individual objectives, or a combination thereof, except that with respect to "covered employees," the performance objectives may consist of financial objectives only. Financial objectives are established by the Committee each year based upon one or more of the following performance measures: cash flow, comparable stores sales, earnings per share, operating income, revenues, return on assets, return on sales, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, working capital, or stock price of the Corporation or such subsidiary, division or department of the Corporation for or within which the participant is primarily employed, in each case as reported or as adjusted for non-recurring events and the effects thereof. Such performance objectives also may be based upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. The performance objectives may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. Such performance objectives are intended to qualify under Section 162(m)(4)(c) of the Code and must be set by the Committee within the time period prescribed by Rule 162(m) of the Code and related regulations. At the time the Committee establishes the performance objectives, it also establishes the amount of the bonus (the "target bonus"), expressed as a percentage of base salary, that will be paid to each participant if the Company achieves its financial goals and establishes a schedule setting forth in increments the percentage of the target goal achieved by the Company and the amount by which the target bonus will be increased if the Company exceeds its goals or decreased if it fails to achieve its goals. The Committee may alter or adjust financial objectives during the course of a year, or alter or adjust the financial results otherwise reported or achieved by the Company during such year, except with respect to the "covered employees," for whom the Committee shall have no discretion to increase, but may decrease, the amount of a bonus payable based upon the range of achievement of the financial objectives. The maximum target bonus payable under the Plan is 50% of a Participant's average base salary, and the maximum bonus payable under the Plan is 125% of a Participant's average base salary. Currently, the target bonus for the Company's Chief Executive Officer is 40%, and the target bonus for the other four executives named in the summary compensation table is 30%, of their respective average base salary. The maximum bonus payable to any participant in the Plan except Mr. Lund is 75% of his or her average base salary. The maximum bonus payable to Mr. Lund is 100% of his average base salary.

     4. OTHER AWARD CRITERIA. Except with respect to "covered employees," the Committee may also, as to a participant, make a portion of the bonus opportunity subject to qualitative or quantitative individual goals to be achieved. Individual objectives may be altered or amended during an award year to properly reflect changed business conditions and priorities, subject to approval by the Committee.

     5. PAYMENT OF BONUSES. Payment of earned bonuses is generally made eight to ten weeks following the end of the fiscal year in which the bonuses are earned. No bonus is earned with respect to a financial objective at or below the minimum level of achievement established; the target bonus opportunity with respect to a financial objective is earned if the target is achieved; achievement between the minimum and the target levels results in a pro rata award with respect to that financial objective as set forth in the schedule. An amount larger than the target bonus for each financial objective can be earned for exceeding the target.

     If a participant's employment is terminated because of death, disability, retirement or with the approval of the Committee in connection with a "no fault" termination, the participant will receive a pro rata award payment based on the portion of the year the participant was employed by the Company in an eligible position while the award was outstanding and the degree to which the performance objectives were achieved. However, if a participant's employment is terminated during the first six months of any year, the payment will be a pro rata portion of the target bonus. No bonus will be payable to any participant who voluntarily resigns his/her employment or is terminated for cause prior to the payment date for such bonus.

     In addition to awards granted to participants under the Plan, the Committee may from time to time make grants and awards to participants pursuant to other compensation plans of the Company.

     6. CHANGE OF CONTROL. In the event of a Change of Control of the Company, then immediately after such event becomes effective, the Company will pay to each participant the pro rata amount of the participant's target bonus for the applicable year. Reasonable legal fees incurred by a participant in enforcing rights under such Change of Control provisions will be paid for by the Company in addition to sums otherwise due under the Plan. A Change of Control generally is deemed to occur if: (i) any person becomes the owner of 20% or more of the Company's voting securities; (ii) individuals who, as of the date of the Plan, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board (provided that any person who subsequently becomes a director and is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board); (iii) a merger or consolidation in which the Company's voting securities do not continue to represent at least 60% of the surviving entity; or (iv) a liquidation, dissolution or sale of all or substantially all of the Company's assets.

     7. AMENDMENT. The Plan may be amended by the Board of Directors upon a recommendation of the Committee, except that, without approval of the shareholders, the Board or Committee may not change (i) the performance measures with respect to awards of "covered employees," (ii) the individuals or class of individuals eligible to participate or (iii) the maximum amount payable to a "covered employee" under the Plan.

     8. EFFECTIVENESS. If the Plan is approved by shareholders at this Annual Meeting, it will be effective in the form approved with respect to grants of awards to be earned during 1997 and thereafter until 2001. No awards shall be granted under the Plan subsequent to the 2001 Award Year unless the Plan is extended by the Board of Directors and approved by the shareholders.

APPROVAL AND RELATED MATTERS

     The affirmative vote of a majority of the shares present and voting at the Annual Meeting is required to approve the Annual Incentive Plan. The following resolution will be offered by the Board of Directors at the Annual Meeting:

          RESOLVED, that the American Stores Company 1997 Key Management Annual Incentive Plan in the form of Exhibit A attached to this Proxy Statement be, and hereby is, authorized, approved and adopted.

THE BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS RESOLUTION. UNLESS OTHERWISE SPECIFIED BY THE SHAREHOLDER, THE BOARD INTENDS THE ACCOMPANYING PROXY TO BE VOTED FOR THIS RESOLUTION.

PROPOSAL 5 -- TO APPROVE THE AMERICAN STORES COMPANY 1997 STOCK OPTION AND STOCK
              AWARD PLAN

     On April 7, 1997, the Compensation and Stock Option Committee of the Board of Directors (the "Committee") adopted the American Stores Company 1997 Stock Option and Stock Award Plan (the "1997 Stock Plan") subject to approval by the Company's shareholders at the Annual Meeting. The general purpose of the 1997 Stock Plan is two-fold. First, the 1997 Stock Plan will give the Company a competitive advantage in attracting, retaining, and developing a management team capable of assuring the future success of the Company. Second, the 1997 Stock Plan will provide the Company and its subsidiaries with a stock-based incentive plan which will directly link participant's interests to the profitability of the Company's businesses and to increases in shareholder value. The 1997 Stock Plan replaces the Company's 1989 Stock Option and Stock Award Plan (the "1989 Plan"), which the shareholders approved at the 1989 annual meeting, but whose reserve of shares available for future award has been depleted during the past eight years. The Board recommends that the 1997 Stock Plan be adopted. The Board of Directors has decided to seek shareholder approval of the 1997 Stock Plan, including the material terms of the performance goals thereunder, in part so that the compensation paid under such plan can qualify for tax deductibility under
Section 162(m) of the Code as discussed above with respect to the Annual Incentive Plan.

SUMMARY OF THE 1997 STOCK OPTION AND STOCK AWARD PLAN

     The following discussion constitutes a general summary of certain key provisions of the 1997 Stock Plan and is subject to qualification by reference to the 1997 Stock Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

     1. ADMINISTRATION. The 1997 Stock Plan is to be administered by the Committee, which is authorized to interpret the 1997 Stock Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration. The Committee currently consists of five members of the Board of Directors who are "non-employee directors" (as such term is defined under Rule 16b-3 of the Exchange Act), and "outside directors" (as such term is defined under Section 162(m) of the Code).

     2. NUMBER OF SHARES SUBJECT TO 1997 STOCK PLAN. The number of shares of Company Common Stock for which options, stock appreciation rights, restricted stock awards and performance units may be granted under the 1997 Stock Plan is limited to an aggregate of 6,500,000 shares, representing approximately 4.8% of the outstanding shares of the Company's Common Stock on April 8, 1997, without giving effect to the shares proposed to be reserved for issuance under the 1997 Stock Plan for Non-Employee Directors. The options, stock appreciation rights, restricted stock awards and performance units are subject to anti-dilution adjustments in the event of certain changes affecting the Company's capitalization.

     3. ELIGIBLE EMPLOYEES AND MAXIMUM AWARD. Officers and employees of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and affiliates are eligible to be granted awards under the 1997 Stock Plan. No individual may be granted awards covering in excess of 2,000,000 shares of Common Stock over the life of the 1997 Stock Plan. Such performance goals may consist of financial objectives, individual objectives, or a combination thereof, except that with respect to "covered employees," the performance objectives may consist of financial objectives only. Financial objectives will be established by the Committee based upon one or more of the following performance measures: cash flow, comparable stores sales, earnings per share, operating income, revenues, return on assets, return on sales, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, working capital, or stock price of the Corporation or such subsidiary, division or department of the Corporation for or within which the participant is primarily employed, in each case as reported or as adjusted for non-recurring events and the effects thereof. Such performance goals also may be based upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. The performance goals may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. Any such performance goals are intended to qualify under Section 162(m)(4)(c) of the Code and shall be set by the Committee within the time period prescribed by Rule 162(m) of the Code and related regulations.

     4. FORM OF AWARDS. The 1997 Stock Plan provides for the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock awards, and performance units. Prior to the grant of any award, the Committee may establish performance goals that are based on the attainment of specified corporate objectives.

     Stock Options. The terms of stock option awards will be determined by the Committee. Each award is evidenced by a written agreement between the Company and the individual to whom the award is made. The option agreement will specify the option price, the expiration date of the option, the number of shares to which the option pertains, and any conditions to the exercise of the option and such other terms and conditions as the Committee shall determine. The award agreement will also specify whether the option is intended to be an incentive stock option eligible for preferential tax treatment under Section 422 of the Code or a non-qualified stock option.

     The option price per share of Common Stock purchasable under a stock option will be determined by the Committee. Payment by option holders upon the exercise of an option may be made in cash or, with the consent of the Committee, by delivering previously owned shares of the Company's Common Stock.

     Stock option awards will be exercisable over a period determined by the Committee (but not more than ten years from the date of grant). Options may not be transferred during the lifetime of the holder other than pursuant to the laws of descent and distribution, a qualified domestic relations order or to members of immediate family and trusts under certain limited circumstances if expressly permitted under the applicable option agreement by the Committee. All unexercised options will expire upon the termination of the holder's employment with the Company, its subsidiaries and affiliates; provided that in the event the holder's employment is terminated by reason of retirement at or after age 57, death or disability, the holder's right to exercise then-exercisable options will be extended, and, upon death or disability, the holder's right to exercise certain options may be accelerated.

     Stock Appreciation Rights. The Committee may grant stock appreciation rights in connection with stock options granted under the 1997 Stock Plan entitling the option holder upon exercise of such rights to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the fair market value of one share of Common Stock over the option price per share specified in the related stock option multiplied by the number of shares in respect of which the stock appreciation right shall have been exercised. The exercise of a stock appreciation right with respect to an option will result in the expiration of the related option to the extent of the number of shares as to which the stock appreciation right is exercised.

     Restricted Stock Awards. The Committee may grant, without payment therefor to the Company, shares of Company Common Stock which are subject to restrictions on transfer and forfeiture under certain circumstances (such shares, while subject to such restrictions are referred to as "restricted shares"). The Committee will establish a period during which the restrictions apply and may in its discretion at any time and from time to time accelerate the time at which any of the restrictions will lapse.

     Performance Units. The 1997 Stock Plan also provides for the award of Performance Units. At the time of award, the Committee will determine the number of Performance Units to be awarded, the duration of the award cycle and any other terms and conditions of the award. The Committee may condition the settlement of the award on the continued service of the individual, the attainment of performance goals, or both. At the end of the award cycle, the Committee shall evaluate the Company's performance in light of the performance goals for such award to the extent applicable, and shall determine the number of earned Performance Units to be granted to the individual. The Committee may then elect to deliver to the individual (1) a number of shares of Common Stock equal to the number of earned Performance Units, or (2) cash equal to the fair market value of such number of shares of Common Stock. If an individual's employment is terminated for any reason during the award cycle or before any applicable performance goals are satisfied, the right to shares still covered by the award will be forfeited. However, in the event of retirement or a termination other than for cause, the Committee has the discretion to waive any or all of the remaining payment limitations with respect to any or all of such individual's Performance Units.

     5. CHANGE OF CONTROL PROVISIONS. In the event of a Change of Control of the Company, then immediately after such event becomes effective, any outstanding stock options and stock appreciation rights shall become fully exercisable and vested to the full extent of the original grant, any restrictions and deferral limitations applicable to restricted stock shall lapse, and all performance units shall be considered to be earned and payable in full. For the definition of Change of Control, please refer to the description of the Change of Control provisions for the Annual Incentive Plan contained on page 26 of this Proxy Statement.

     The 1997 Stock Plan also provides, with respect to options that are unaccompanied by stock appreciation rights, that during the 60-day period following a Change of Control an option holder may, in lieu of exercising his option for stock, elect to receive an amount in cash equal to the excess of the fair market value of the Company's shares over the exercise price of the option. The fair market value of the Company's shares for this purpose is defined (i) with respect to nonqualified stock options, as the higher of (x) the highest price of the shares during the 60-day period preceding the change of control or
(y) the highest price paid in a Change of Control transaction and (ii) with respect to incentive stock options, as the mean of the high and low prices of the common stock on the New York Stock Exchange on the date of exercise.

     6. AMENDMENTS TO AND TERM OF THE 1997 STOCK PLAN. The 1997 Stock Plan will terminate on June 17, 2007. The Board of Directors may terminate the plan at an earlier date or may amend the plan as it deems advisable; provided, that no such amendment shall be made without shareholder approval to the extent such approval is required by law or agreement. The Committee may authorize amendments to outstanding options that are not inconsistent with the terms of the 1997 Stock Plan, but no such amendment may impair the rights of any holder without the holder's consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the current federal income tax rules relevant to awards issued under the 1997 Stock Plan. These rules are subject to change in the future.

  Incentive Stock Options

     No taxable income is realized by an option holder upon the grant or exercise of an incentive stock option. If shares of Company common stock are issued to an option holder pursuant to the exercise of an incentive stock option granted under the 1997 Plan, and if no disqualifying disposition of such shares is made by such option holder within two years after the date of grant or within one year after the transfer of such shares to such option holder, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such option holder as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the option holder may be subject to alternative minimum tax on certain items of tax preference.

     If shares of Company common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two years-from-grant/one-year-from-transfer holding period, generally (a) the option holder will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Any further gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

  Nonqualified Stock Options

     With respect to nonqualified stock options under the 1997 Plan, (a) no income is realized by the option holder at the time the option is granted, (b) generally, at exercise, ordinary income is realized by the option holder in an amount equal to the difference between the option price (the amount paid for the shares) and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (c) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held more than twelve months.

  Stock Appreciation Rights

     No income will be realized by a holder in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the holder will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and fair market value of any stock received on the exercise. The Company will be entitled to a deduction for Federal income tax purposes at the same time equal to the amount included in such holders' income by reason of the exercise.

  Restricted Stock

     A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of stock at the time the stock is no longer subject to forfeiture. However, a recipient who so elects under
Section 83(b) of the Internal Revenue Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. The tax basis of the shares will be equal to the fair market value of the shares at the time the stock is no longer subject to forfeiture. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. If the above special Section 83(b) tax election has been made, cash dividends paid to the award holder will be taxable dividend income to the award holder when paid, but the Company will not be entitled to any corresponding deduction; and if such election has not been made, the award holder will have taxable compensation income and the Company will generally have a corresponding deduction when the dividends are paid.

  Performance Units

     A recipient of a performance unit recognizes no taxable income at the time of grant. Whether a performance unit award is paid in cash or shares of Company Stock, the award holder will have ordinary income and the Company will generally have a corresponding deduction when the award is paid. The measure of such income and deduction will be the fair market value of the shares at the time of payment.

  Tax Offset Bonus

     A recipient of a tax offset bonus recognizes taxable income and the Company will generally have a corresponding deduction when the bonus is paid.

  Deduction Limit for Executive Compensation

     Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions.

     The Company believes that the stock options and stock appreciation rights to be granted under the Plan with a fair market value exercise price will qualify for the performance-based compensation exception to the deduction limit because the compensation is based solely on an increase in value of the stock after the date of the award. Grants of performance units and tax bonus offsets should also qualify for this exception when the compensation is determined solely by increases in the value of the stock or is contingent on attaining a qualifying performance goal. Restricted stock awards and other performance unit and tax bonus offset awards will only qualify as performance-based compensation if the granting or vesting is contingent on attaining a performance goal and otherwise satisfies the standards for performance-based compensation. However, due to the complexity of the requirements of Section 162(m), there can be no assurance that any awards under the 1997 Plan will qualify for the performance based compensation exception to the deduction limit.

  Corporate "Insiders" Subject to Section 16(b) of the Securities Exchange Act of 1934 ("34 Act")

     Certain large shareholders, directors and officers (collectively "insiders") of the Company are subject to Section 16(b) of the 34 Act. Section 16 provides that any profits which Company insiders earn by reason of the purchase and sale (or sale and purchase) of the Company stock within a period of less than six months must be paid over to the Company. Generally, any grant or award under the 1997 Stock Plan to an insider should be exempt from
Section 16(b) as not constituting a "purchase" as long as: 1) the grant or award is approved in advance by the Company's Board of Directors or by the Compensation Committee; or 2) the grant or award is approved or ratified by the Company shareholders; or 3) the Company stock is held by the insider for at least six months before its disposition. Insiders generally are subject to the same rule as non-insiders as to when they recognize taxable compensation income from the exercise of a stock option, stock appreciation right or performance unit settled in stock. However, the time when an insider recognizes taxable compensation income may be delayed if other purchases of stock by the insider would create a "purchase and sale" combination subject to Section 16(b) if the stock acquired in an exercise of an option, or stock received for a stock appreciation right or performance unit were to be sold within six months of another stock purchase.

  Golden Parachute Tax

     If an award or grant is accelerated as a result of a change of control, all or a portion of the value of the award or grant at that time may be a parachute payment for purposes of the Internal Revenue Code's excess parachute provisions. Those provisions generally provide that if parachute payments exceed three times an award holder's average compensation for the five tax years preceding the year of the change of control, the Company loses its deduction and the recipient is subject to a 20 percent excise tax for the amount of the parachute payments in excess of such average compensation.

AWARDS UNDER THE 1997 STOCK PLAN

  Key Executive Equity Program

     In February 1997, in anticipation of the expiration of the 1992 Key Executive Stock Purchase Incentive Plan on June 16, 1997, the Compensation Committee approved a new stock-based management incentive program. The new program will continue to link executive incentive compensation to shareholder return. The program involves the grant of market-priced stock options that would ordinarily begin to vest on the fifth anniversary of the grant date but which will vest on an accelerated basis over a period of four years (i) with respect to one-half the grant, if the executive acquires and continuously holds shares of the Company's common stock equal to one-sixth the amount of the grant, and
(ii) with respect to the remaining one-half of the grant if the Company achieves performance goals that are established annually by the Compensation Committee. The Company may extend full recourse loans to certain employees to enable them to satisfy the minimum stock ownership requirements if such employees can demonstrate a need for financial assistance after reasonably reallocating their resources. A total of approximately 1.8 million options were granted to 16 senior officers under the new program on February 24, 1997, and a total of approximately 1.3 million options were granted to an additional 30 senior officers on March 27, 1997, in each case with an exercise price of $45 per share. All of such option grants include covenants not to compete. The Committee intends to grant approximately 1.2 million additional options to the same 46 officers and to grant approximately 2.2 million options to approximately 113 other officers of the Company if the 1997 Stock Plan is approved by the Company's shareholders at the 1997 Annual Shareholders' Meeting. The following option amounts were granted to four of the five named executive officers and all executive officers as a group on February 24, 1997 and March 27, 1997: Mr.
Lund -- 386,000; Ms. Beck -- 186,000; Mr. Maher -- 180,000; Mr. Scholtens --
186,000; and all executive officers as a group (13 persons) -- 1,420,000. Mr. Hermanns is no longer employed by the Company and did not receive a grant. If the shareholders approve the 1997 Stock Plan, the Committee currently contemplates granting the following additional stock options on June 17, 1997 to three of the five named executive officers and all executive officers as a group: Mr. Lund -- 154,000 options; Ms. Beck -- 74,000 options; Mr.
Scholtens -- 74,000 options; and all executive officers as a group (13 persons) -- 599,700 options. The Committee does not intend to grant additional options in June to Mr. Maher.

  Performance Incentive Program

     In February 1997, the Compensation Committee approved a new long term incentive program, known as the Performance Incentive Plan ("PIP"), that is designed to focus attention prospectively on the long-term performance of the Company's common stock by rewarding the achievement of annual performance objectives with shares of restricted stock under the 1997 Stock Plan that must be held for a period of two years. Under PIP, the Compensation Committee will establish certain performance objectives within three months after the beginning of each fiscal year. The performance objectives will consist of one or more of the performance objectives described above with respect to the 1997 Stock Plan. At the time the performance objectives are established, the Compensation Committee will also establish the amount of the bonus (the "target bonus"), expressed as a percentage of base salary, that will be paid if the Company achieves its objectives and establish a schedule setting forth the respective amounts by which the target bonus will be increased or decreased if the Company exceeds or fails to meet the target performance objective. No award will be earned with respect to a performance objective at or below the minimum, the target bonus will be earned if the targeted financial objective is achieved, and an amount larger than the target bonus will be earned if the Company exceeds the target performance objective. The bonus will be paid in the form of restricted shares of the Company's common stock that cannot be sold or transferred (except in certain limited circumstances) for a period of two years. The number of shares to be issued will be determined by calculating the dollar value of the performance award, multiplying it by 1.25 (to provide an offset for the loss of benefits resulting from the payment of the award in the form of stock rather than cash including the fact that the bonus will not be eligible for individual or Company contributions under the Company's 401(k) plan), and dividing the result by the average market price for the Company's common stock over a period of five trading days following dissemination to the public of the Company's annual earnings. The restricted awards granted under PIP are intended to qualify for tax deductibility under Section 162(m) of the Code.

APPROVAL AND RELATED MATTERS

     The affirmative vote of a majority of the shares present and voting at the Annual Meeting is required to approve the American Stores Company 1997 Stock Option and Stock Award Plan. The following resolution will be offered by the Board of Directors at the Annual Meeting:

     RESOLVED, that the American Stores Company 1997 Stock Option and Stock Award Plan in the form of Exhibit B attached to this Proxy Statement be, and hereby is, authorized, approved and adopted.

THE BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMERICAN STORES COMPANY 1997 STOCK OPTION AND STOCK AWARD PLAN. UNLESS OTHERWISE SPECIFIED BY THE SHAREHOLDERS, THE BOARD INTENDS THE ACCOMPANYING PROXY TO BE VOTED FOR THIS RESOLUTION.

PROPOSAL 6 -- TO APPROVE THE AMERICAN STORES COMPANY 1997 STOCK PLAN FOR NON-
              EMPLOYEE DIRECTORS

     On February 24, 1997, the Board of Directors adopted the American Stores Company Stock Plan for Non-Employee Directors (the "Director Stock Plan" or the "Plan"), subject to approval by the Company's shareholders at the Annual Meeting. If the Director Stock Plan is approved by the shareholders, the cash portion of the annual retainer for non-employee directors will be reduced from $80,000 to $40,000 and the Retirement Plan for Non-Employee Directors will be terminated. The Director Stock Plan provides for: (i) the grant on an annual basis of 1,000 shares of the Company's Common Stock (the "Retainer Stock"), which Retainer Stock shall be subject to forfeiture if a non-employee director terminates service as a director prior to the next shareholders' meeting at which directors are elected; (ii) the grant on an annual basis to non-employee directors meeting the minimum stock ownership requirement of stock options to acquire 600 shares of the Company's Common Stock at the market price for such stock on the date of grant, which options shall vest in two equal annual installments of 300 shares each commencing on the date of the next annual shareholders' meeting at which directors are elected; and (iii) the issuance on a one-time basis to the non-employee directors on the date of the Annual Meeting (except for Pamela G. Bailey) of a number of shares of Common Stock determined to compensate such directors for their respective interests in the Retirement Plan for Non-employee Directors described on page 6 of this Proxy Statement (the "Retirement Stock"). The Retainer Stock and the Retirement Stock shall be issued in the form of a credit to a bookkeeping account maintained for each non-employee director, to be delivered in the form of stock certificates on the appropriate delivery date as discussed below. The purpose of the Director Plan is to enable the Company to attract and retain qualified persons to serve as directors, to enhance the equity interest of directors in the Company, to solidify the common interests of the directors and shareholders in enhancing the value of the Company's Common Stock, and to encourage the highest level of director performance by providing such directors with a proprietary interest in the Company's performance and progress.

SUMMARY OF DIRECTOR STOCK PLAN

     The following summary of the Director Stock Plan is qualified by reference to the complete terms of such Plan, a copy of which is attached to this Proxy Statement as Exhibit C.

     1. ELIGIBLE PARTICIPANTS. Each individual who is a director of the Company on the date of the Annual Meeting, and each individual who becomes a director during the term of the Director Stock Plan, shall be a participant ("Participant") in the Plan, in each case during such period as such individual remains a director and is not an employee of the Company. It is anticipated that there will be 10 non-employee directors on the date the Plan becomes effective.

     2. ADMINISTRATION. The Director Stock Plan shall be administered by a committee (the "Committee") consisting of the Company's Chief Executive Officer, President, and Chief Financial Officer. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable, provided, however, that neither the Committee nor the Board shall be authorized to exercise any discretion with respect to the selection of persons to receive grants under the Plan or concerning the amount or timing of grants under the Plan.

     3. SHARES AVAILABLE. The maximum number of shares of Common Stock which may be issued or credited to deferred stock accounts or be subject to stock options granted pursuant to the Director Stock Plan is 250,000, subject to adjustment upon extraordinary changes in the capitalization of the Company due to merger, stock split, stock dividend or other similar event. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares.

     4. ACCOUNTS; CREDIT OF SHARES. The Company shall maintain a bookkeeping account ("deferred stock account") for each Participant. On the effective date of the Plan, such deferred stock account shall be credited with the number of shares of Retirement Stock determined for such Participant as described below. In addition, on the effective date of the Plan and on July 1 of each year thereafter, such account shall be credited with 1,000 shares of Retainer Stock. All rights to the Retainer Stock will be forfeited if any Participant terminates service as a director prior to the next shareholders' meeting at which directors are elected. Any Participant who becomes a director after July 1 of any year, shall receive a pro rata payment in shares of Retainer Stock credited to such Participant's deferred stock account for the remaining portion of the Plan year.

     Each Participant's account shall also be credited with a number of shares equal to the total deferred stock account multiplied by the Dividend Equivalent for each dividend paid with respect to Common Stock during the year. "Dividend Equivalent" for a given dividend means a number of shares of Common Stock having a fair market value, as defined in the Plan, equal to the amount of cash and other property that is distributed with respect to one share of Common Stock pursuant to such dividend.

     5. DELIVERY OF SHARES. All shares of Retirement Stock and Retainer Stock in a Participant's deferred stock account shall be delivered or begin to be delivered on the first to occur of the following events: (i) the death of the Participant, (ii) a Change of Control, (iii) in the case of the Retirement Stock and Dividend Equivalents paid with respect thereto, the later of the date the Participant attains age 65 or the date the

Participant ceases to serve as a Director; and (iv) in the case of the Retainer Stock and the Dividend Equivalents paid with respect thereto, the first anniversary of the date of grant. A Participant may make an installment delivery election to have the shares and Dividend Equivalent Amounts held in his or her account delivered in a lump sum or in periodic installments occurring after the delivery dates described above. Upon delivery, a Participant shall be entitled to all rights of a shareholder with respect to such issued shares, including the right to vote the shares.

     6. STOCK OPTIONS. On the effective date of the Director Stock Plan and on July 1 of each year thereafter, the Company shall grant each Participant who satisfies the Minimum Stock Ownership Requirement a stock option entitling him or her to purchase up to 600 shares of the Company's Common Stock at an exercise price equal to the fair market value for the Common Stock on the date of grant. The options shall have a term of ten years and shall become exercisable in two equal annual installments of 300 shares each, commencing on the date of the next Annual Shareholders' Meeting at which directors are elected. At the time a Participant ceases to serve as a director, any unvested options shall be forfeited. The Minimum Stock Ownership Requirement shall be 3,000 shares of Common Stock for current non-employee directors. Newly elected non-employee directors shall have a period of 36 months from the date of their election in which to satisfy the Minimum Stock Ownership Requirement and shall be granted stock options during such period even if the Minimum Stock Ownership Requirement is not satisfied. The options shall be subject to the same terms and conditions set forth with respect to options in the 1997 Stock Plan.

     7. CHANGE OF CONTROL. In the event of a Change of Control of the Company, all vesting and other restrictions applicable to the stock options, the Retainer Stock, the Retirement Stock and the Dividend Equivalents applicable thereto shall terminate, and all shares of Common Stock held in the deferred stock accounts immediately prior to such Change of Control shall be delivered to the Participants effective as of the time of such Change of Control so that such shares of Common Stock will be treated in the same manner as other shares of Common Stock that were issued and outstanding prior to the date of such Change of Control.

     8. EFFECTIVENESS. If the Director Stock Plan is approved by shareholders at the Annual Meeting, it will become effective in the form approved on July 1, 1997 and will remain in effect until terminated by the Board of Directors or until no shares of Common Stock remain available under the Plan.

     9. AMENDMENT. The Board of Directors may terminate the Director Stock Plan at any time and, except as otherwise described herein, may amend the Plan from time to time in any respect as the Board deems to be in the best interest of the Company; provided, however, that no such amendment shall be effective without the approval of the shareholders of the Company if shareholder approval is then required pursuant to the securities laws or any other requirement applicable to the Company.

AWARDS UNDER THE DIRECTOR STOCK PLAN

     The table below shows the number of shares of Retirement Stock and Retainer Stock that will be awarded to non-employee directors under the Director Plan if it is approved by the shareholders at the Annual Meeting. The number of shares of Retirement Stock to be credited to each non-employee director was determined based on a number of factors including age, years of board service, projected retirement age and life expectancy.

                                                 NUMBER OF SHARES     NUMBER OF SHARES       NUMBER OF
               NAME OF DIRECTOR                  RETIREMENT STOCK      RETAINER STOCK      STOCK OPTIONS
-----------------------------------------------  ----------------     ----------------     -------------
Pamela G. Bailey...............................            0                1,000                600
Henry I. Bryant................................        3,250                1,000                600
Louis H. Callister(1)..........................        9,500                    0                  0
Arden B. Engebretsen...........................       11,500                1,000                600
James B. Fisher................................       12,000                1,000                600
Fernando R. Gumucio............................        5,000                1,000                600
Leon G. Harmon.................................       12,000                1,000                600
Donald B. Holbrook(1)..........................        2,250                    0                  0
John E. Masline................................       11,500                1,000                600
Barbara Scott Preiskel.........................       12,000                1,000                600
J.L. Scott.....................................        4,000                1,000                600
Arthur K. Smith................................        3,500                1,000                600
All current non-employee directors as a
  group........................................       86,500               10,000              6,000

---------------
(1) Messrs. Callister and Holbrook's term of office will not continue beyond June 17, 1997.

APPROVAL AND RELATED MATTERS

     The affirmative vote of a majority of the shares present and voting at the Annual Meeting is required to approve the Director Stock Plan. The following resolution will be offered by the Board of Directors at the Annual Meeting:

     RESOLVED, that the American Stores Company 1997 Stock Plan for Non-employee Directors pertaining to 250,000 shares of the Company's Common Stock in the form of Exhibit C attached to this Proxy Statement be, and hereby is, authorized, approved and adopted.

THE BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS RESOLUTION. UNLESS OTHERWISE SPECIFIED BY THE SHAREHOLDER, THE BOARD INTENDS THE ACCOMPANYING PROXY TO BE VOTED FOR THIS RESOLUTION.

PROPOSAL 7 -- TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
              CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1997

     The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP, Independent Certified Public Accountants, to audit the records of the Company for the fiscal year ending January 31, 1998. This selection is subject to ratification by the shareholders. A representative of Ernst & Young will be present at the Annual Meeting of Shareholders. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions. Ernst & Young LLP was the Company's independent certified public accountant for the fiscal year ended February 1, 1997.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     The Company's by-laws limit the business to be conducted at a shareholders' meeting to (i) the items set forth in the Company's notice of meeting; (ii) matters raised by or at the direction of the Board of Directors; or (iii) matters raised by a shareholder at a meeting that were properly submitted in writing to the Company's secretary at least 60 days but no more than 90 days prior to the anniversary date of the previous year's annual meeting except where the date of the Annual Meeting is changed. The foregoing is a summary of the relevant by-law provisions and is qualified by reference to Section 2.04.1 of the Company's by-laws. Matters to be raised by a shareholder at the Company's 1998 Annual Meeting of Shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be submitted to the Company's Secretary by no later than April 18, 1998 but not prior to March 13, 1998. Such notices must include the information relating to such business and the shareholder as well as the information specified in the Company's by-laws.

     Any proper shareholder proposal made pursuant to Rule 14a-8 under the Exchange Act, to be included in the Company's Proxy Statement for the 1998 Annual Meeting of Shareholders, must be received by the Company no later than January 1, 1998 and should be sent to the Secretary, American Stores Company, P.O. Box 27447, Salt Lake City, Utah 84127-0447 or 709 East South Temple, Salt Lake City, Utah 84102.

METHOD OF PROXY SOLICITATION

     The Company has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist in the solicitation of proxies. For these services, the Company will pay fees estimated to be approximately $8,500 plus out-of-pocket expenses. The expense of soliciting proxies will be borne by the Company. Solicitation of proxies may also be made by directors, officers, and regularly engaged employees of the Company, without additional compensation therefor.

OTHER MATTERS

     The Annual Meeting is called for those purposes set forth in the Notice of Annual Meeting of Shareholders and for the transaction of such other business as may properly come before the meeting. Management presently knows of no other business which may be presented at the Annual Meeting. However, if other matters are presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment.

     It is important that all proxies be returned promptly to American Stores Company, c/o First Chicago Trust Company of New York, P.O. Box 8187, Edison, New Jersey 08818 or American Stores Company, P.O. Box 27447, Salt Lake City, Utah 84127-0447. Proxies are revocable at any time prior to the exercise thereof by written notice to the Secretary. A proxy may also be revoked if the shareholder attends the meeting and elects to vote in person. Therefore, shareholders are urged to mark, sign, date and mail the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States. Whether or not you plan to attend the meeting, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.

                                                                       EXHIBIT A

                   1997 KEY MANAGEMENT ANNUAL INCENTIVE PLAN

     1. PURPOSE. The 1997 Key Management Annual Incentive Plan is intended to align the financial interests of the Company's key employees with those of its shareholders by linking a significant percentage of the employee's total target compensation to the achievement of financial and corporate goals by the Company. It is the purpose of the Plan to motivate key employees to the attainment of demanding goals by providing recognition and rewards in the form of incentive bonuses. The Plan has the further purpose of fulfilling the Corporation's objective of offering a competitive total compensation package to its key employees, thus enabling American Stores Company to attract and retain employees of the highest caliber and ability.

     2. DEFINITIONS. The following terms used in the Plan are defined as follows:

          (a) Award Year -- the fiscal year of the Corporation during which Performance Objectives must be achieved by the Participant.

          (b) Board of Directors -- the Corporation's Board of Directors.

          (c) CEO -- the Chief Executive Officer of the Corporation.

          (d) Committee -- the Compensation and Stock Option Committee of the Board of Directors. The Committee shall be composed solely of two or more "outside directors" as defined in the regulations under Section 162(m) of the Internal Revenue Code ("the Code").

          (e) Corporation -- American Stores Company

          (f) Covered Employee -- Participant whom the Committee determines is likely to be a "covered employee" under Section 162(m) of the Code at the time when the Corporation would claim a tax deduction for a bonus hereunder.

          (g) Disability -- "Disability" means eligibility for disability benefits under the terms of the American Stores Company Long-Term Disability Plan in effect at the time the Participant becomes disabled.

          (h) Early Retirement -- means retirement from the Company at or after age 57.

          (i) Management -- The CEO and such other member of American Stores Company management as the CEO may from time to time designate to take action with respect to the Plan.

          (j) American Stores Company -- American Stores Company and its 50% or more owned subsidiaries and partnerships in which American Stores Company owns 50% or more of the partnership interests.

          (k) Normal Retirement -- means termination of employment from the Corporation on or after age 65.

          (l) Participant -- a key employee of American Stores Company whose decisions and actions significantly affect the Corporation's growth and profitability and who receives a bonus opportunity under the Plan as determined by the Committee.

          (m) Performance Objectives -- significant financial or individual objectives to be achieved by the Participant during the Award Year and upon which the percentage of payment of the Target Bonus shall be based.

          (n) Plan -- The American Stores Company 1997 Key Management Annual Incentive Plan.

          (o) Retirement -- means Normal or Early Retirement.

          (p) Target Bonus -- the payment that shall be made to the Participant if the Participant's Performance Objectives are achieved during the applicable Award Year.

     3. EFFECTIVE DATE. Subject to compliance with all applicable legal requirements, the Plan shall be effective as of February 2, 1997, subject to the approval by shareholders at the 1997 Annual Meeting. The 1997 fiscal year shall be the first Award Year of the Plan. No future awards shall be granted subsequent to the 2001 Award Year unless the Plan is extended by the Board of Directors.

     4. ADMINISTRATION. The Committee shall be responsible for the implementation and administration of the Plan. No Committee member shall be eligible for a Target Bonus under the Plan while serving as a Committee member. The Committee's functions shall include, but not be limited to: (a) interpretation of the Plan (which interpretation shall be final and binding, unless otherwise determined by the Board of Directors) and establishment of the rules and regulations governing Plan administration; (b) selection of Participants; (c) determination of Target Bonus; (d) approval of Performance Objectives; (e) determination of the degree of the attainment of the Performance Objectives; and (f) determination of the size of individual awards and payments to Participants. In reaching its decisions, the Committee shall consider recommendations made by Management. The Committee may, in discharging its responsibilities under the Plan, delegate such duties to officers or other employees of American Stores Company as it deems appropriate, with the exception of decisions which affect the Covered Employees. In addition, the Committee is authorized to use the services of the Corporation's Corporate Audit Department and/or independent auditors to determine the level of achievement of Performance Objectives, subject to the certification of the Committee with respect to the achievement of the Performance Objectives for the Covered Employees.

     5. ELIGIBILITY. The Committee shall select Participants based on recommendations of Management. Selection as a Participant shall be limited to exempt (salaried) employees who play a key role in the operations of the Corporation or its subsidiaries. No Committee member shall be eligible to be a Participant while serving as a Committee member, but a director of the Corporation who is also a full-time employee, but not a member of the Committee, shall be eligible to be a Participant. No Participant or employee of American Stores Company shall have any right to be awarded any Target Bonus or actual payment under the Plan. In addition to or in lieu of awards granted to Participants pursuant to this Plan, the Committee may from time to time make grants and awards to Participants pursuant to the 1997 Stock Option and Stock Award Plan and/or other incentive compensation plans of the Corporation.

     6. TARGET BONUS. The amount of the Target Bonus for each Participant shall be determined by the Committee at or near the start of the applicable Award Year based upon Management's recommendation. For Covered Employees, the Target Bonus, the related award schedule, and the Performance Objective(s) will be established within 90 days of the beginning of the Plan Year.

     7. PERFORMANCE OBJECTIVES. Performance Objectives for each Participant shall be established as provided in this section at demanding levels so that their achievement reflects commendable performance by the Participant. The Performance Objectives may consist of Financial Objectives, Individual Objectives, or a combination of Financial and Individual Objectives. With respect to Covered Employees, the Performance Objectives shall consist of Financial Objectives only. Financial and Individual Objectives are defined as follows:

          (a) Financial Objectives -- Financial Objectives shall be expressed in terms of one or more of the following performance measures established by the Committee for each year: cash flow, comparable stores sales, earnings per share, operating income, revenues, return on assets, return on sales, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, working capital, or stock price of the Corporation or such subsidiary, division or department of the Corporation for or within which the participant is primarily employed, in each case as reported or as adjusted for non-recurring events and the effects thereof. Such Performance Goals also may be based upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals are intended to qualify under Section 162(m)(4)(c) of the Code. At the time the Performance Goals are established, the Committee shall also establish a "range" of achievement for financial objectives ranging from "zero" to "target" (100% of Target Bonus relating to Financial Objectives) to "maximum." The Committee shall have the authority to alter or adjust Financial Objectives during the course of an Award Year, or to alter or adjust the financial results otherwise reported or achieved by the Corporation during such Award Year, if it is deemed appropriate to do so, except with respect to the Covered Employees who are subject to the terms of the last sentence of Section 9(b).

          (b) Individual Objectives -- Individual Objectives, if appropriate for a Participant, shall be expressed in terms of significant qualitative or quantitative individual goals to be achieved during the Award Year. Individual Objectives usually shall be established jointly by the Participant and the Participant's immediate superior, subject to approval by the CEO, or his delegate. A Participant's Individual Objectives may be altered or amended during an Award Year, if necessary, to properly reflect changed business conditions and priorities, subject to approval by the CEO or his delegate.

     8. NOTICE OF AWARD. Except as may otherwise be determined by the Committee, a Participant shall be notified in writing on or near the start of the Award Year of the amount of the Participant's Target Bonus and the Performance Objectives.

     9. AWARD DETERMINATION. As soon as practicable following the completion of each Award Year, the level of achievement of Performance Objectives for each Participant and the amount of the Award payment shall be determined by Management and with respect to Covered Employees approved by the Committee. The Award payments for the Covered Employees, are subject to review and approval by the Committee. The level of achievement of the Performance Objectives shall be determined in the following manner:

          (a) Financial Objectives -- For performance at or below the "zero" level of achievement, there shall be no payment. Performance between the "zero" level of achievement and the "target" level shall result in a payment in accordance with the established range of achievement payment schedule. Performance between the "target" and the "maximum" level of achievement shall result in a payment in accordance with the established range of achievement payment schedule.

          (b) Adjustments in Financial Calculations -- Except as provided below with respect to Covered Employees, the Committee in its sole discretion has the authority to effect adjustments from time to time in connection with determining the degree of achievement of the Financial Objectives for American Stores Company or a business unit of American Stores Company for the applicable year in question, and to make any other determinations, as it deems equitable, fair or advisable for the purpose of ascertaining the amount of any payments under this Plan. With respect to Covered Employees, the Committee shall have no discretion to increase, but may decrease, the amount of an award payable based upon the range of achievement of the Financial Objectives established under Sections 6 and 7 hereof.

          (c) Individual Objectives -- The attainment of Individual Objectives shall be determined by the Participant's superior, subject to review by Management for consistent and equitable evaluations and judgments.

          (d) Actual Awards -- The sum of the award based on achievement of Financial Objectives and, if applicable, Individual Objectives.

          (e) Maximum Awards -- Where one or more objectives (but not necessarily all) have been clearly and demonstrably exceeded, a Participant (other than a Covered Employee) may be paid an amount in excess of the portion of the award related to such objectives. The maximum award payable to any Covered Employee for any Plan Year is $2,000,000.

     10. PAYMENT OF AWARDS. Award payments shall be made, less required tax and applicable benefits withholdings, as soon as practicable after the determination and final approval of such payments as provided in Section 9.

     11. TERMINATION OF EMPLOYMENT. If a Covered Employee's employment with American Stores Company terminates during an Award Year because of death or Disability, or any other Participant's employment with American Stores Company terminates during an Award Year because of death, Disability, Retirement or with the approval of the Committee in connection with a "no fault" termination as provided in the Corporation's policies and procedures (for example, a reduction in force or a change in job requirements), the Participant (or the Participant's designated beneficiary or estate in the absence of a surviving designated beneficiary) shall receive a pro rata Award payment based on the portion of the Award Year the Participant was employed by American Stores Company in an eligible position while the Target Bonus was outstanding and the degree to which during such Award Year the Performance Objectives were achieved; provided, that if a Participant's employment is so terminated during the first six months of an Award Year, such payment shall be a pro rata portion of the Target Bonus. A Participant whose employment with American Stores Company terminates during an Award Year for any other reason shall not be eligible for any payment of an Award for such Award Year. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of American Stores Company. A leave of absence, approved by the Committee, shall not be deemed to be a termination of employment for purposes of this Plan, and may warrant a full or pro rata award as determined by the Committee.

     No Award shall be payable to any Participant who voluntarily resigns his/her employment prior to the payment date for such Award. For purposes of the preceding sentence, death, Disability or Retirement, or "no fault" termination shall not be deemed a voluntary resignation.

     12. TRANSFER. If a Participant is transferred within American Stores Company during an Award Year to a position that is not considered as eligible for participation in the Plan, the Committee may, in its sole and absolute discretion, authorize a pro rata Award Payment based on the number of full months during which the Participant was in an eligible position while the Target Bonus was outstanding and the degree to which during such Award Year the Performance Objectives were achieved.

     13. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board of Directors may at any time based upon a recommendation of the Committee, amend, suspend, or terminate the Plan, except that, without approval of the shareholders, the Board or Committee may not change (i) the performance measures in Section 7(a) with respect to Covered Employees, (ii) the individuals or class of individuals eligible to participate in the Plan, or (iii) the maximum amount payable to a Covered Employee under the Plan.

     14. NON-ASSIGNMENT OF RIGHTS. A Participant's Target Bonus may not be assigned or transferred, and is not subject to attachment, garnishment, execution, or other creditor's processes. In the event of a Participant's death, the payment of the Award as provided in the Plan, if any, shall be made to the Participant's designated beneficiary, or estate in the absence of a surviving beneficiary.

     15. COSTS OF THE PLAN. The expenses incurred in administering the Plan, including any Committee fees, charges by the Corporation's independent auditors, or other costs, shall be borne by the Corporation.

     16. CHANGE OF CONTROL. In the event of a Change of Control of the Corporation, then immediately after such event becomes effective (the "Effective Date"), the Corporation shall pay to each Participant the pro rata amount of said Participant's Target Bonus for said Award Year, determined solely by the ratio which the number of calendar quarters during which the award had been outstanding (including the calendar quarter in which the Change of Control occurred) bears to four (4). The Change of Control shall not be considered to result in a termination of the Plan, and if the awards that actually become payable for such Award Year exceed the amounts paid pursuant to the preceding sentence, the excess shall be paid to Participants in accordance herewith.

     For purposes of this Plan, the term "Change of Control" shall mean any of the following events:

          (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) Any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) Any acquisition by the Corporation, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (4) Any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 16; or

          (b) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 16, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (c) The consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board which approved the agreement providing for the Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (d) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     The reasonable legal fees incurred by any Participant to enforce his/her valid rights hereunder shall be paid for by the Corporation to the Participant in addition to sums otherwise due under this Plan, whether or not the Participant is successful in enforcing his/her rights or whether or not the matter is settled.

                                                                       EXHIBIT B

                     1997 STOCK OPTION AND STOCK AWARD PLAN

SECTION 1.  PURPOSE; DEFINITIONS

     The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Corporation and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Corporation businesses and increases in shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

          (a) "Affiliate" means a corporation or other entity controlled by the Corporation and designated by the Committee from time to time as such.

          (b) "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock or Performance Units.

          (c) "Award Cycle" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

          (d) "Board" means the Board of Directors of the Corporation.

          (e) "Cause" means (1) conviction of a participant for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a participant's employment duties or (3) willful and deliberate failure on the part of a participant to perform his employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

          (f) "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 10(b) and (c), respectively.

          (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (h) "Commission" means the Securities and Exchange Commission or any successor agency.

          (i) "Committee" means the Committee referred to in Section 2.

          (j) "Common Stock" means common stock, par value $1.00 per share, of the Corporation.

          (k) "Corporation" means American Stores Company, a Delaware corporation.

          (l) "Covered Employee" means a participant designated prior to the grant of shares of Restricted Stock or Performance Units by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such participant.

          (m) "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

          (n) "Early Retirement" means retirement from active employment with the Corporation, a subsidiary or Affiliate at or after age 57.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (p) "Fair Market Value" means, except as provided in Sections 5(j) and 6(b)(ii)(2), as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

          (q) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

          (r) "Non-Employee Director" means a member of the Board who qualifies as a non-employee director as defined in Rule 16b-3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

          (s) "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          (t) "Normal Retirement" means retirement from active employment with the Corporation, a subsidiary or Affiliate at or after age 65.

          (u) "Performance Goals" means the performance goals established by the Committee prior to the grant of Restricted Stock or Performance Units or other Award that are based on the attainment of one or any combination of the following: cash flow, comparable stores sales, earnings per share, operating income, revenues, return on assets, return on sales, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, working capital, or stock price of the Corporation or such subsidiary, division or department of the Corporation for or within which the participant is primarily employed, in each case as reported or as adjusted for non-recurring events and the effects thereof. Such Performance Goals also may be based upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. The Performance Goals may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. Such Performance Goals are intended to qualify under Section 162(m)(4)(c) of the Code and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

          (v) "Performance Units" means an award made pursuant to Section 8.

          (w) "Plan" means the American Stores Company 1997 Stock Option and Stock Award Plan, as set forth herein and as hereinafter amended from time to time.

          (x) "Restricted Stock" means an award granted under Section 7.

          (y) "Retirement" means Normal or Early Retirement.

          (z) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

          (aa) "Stock Appreciation Right" means a right granted under Section 6.

          (bb) "Stock Option" means an option granted under Section 5.

          (cc) "Termination of Employment" means the termination of the participant's employment with the Corporation and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its subsidiaries and Affiliates shall not be considered Terminations of Employment.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.  ADMINISTRATION

     The Plan shall be administered by the Compensation and Stock Option Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Non-Employee Directors, each of whom shall be an "outside director" for purposes of Section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

     The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Company and its subsidiaries and Affiliates.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

          (a) To select the officers and employees to whom Awards may from time to time be granted;

          (b) Determine whether and to what extent Incentive Stock Options, NonQualified Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units or any combination thereof are to be granted hereunder;

          (c) Determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          (d) Determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

          (e) Modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular award upon the satisfaction of applicable Performance Goals;

          (f) Determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

          (g) Determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j) and 8(b)(i).

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the members thereof may: (i) delegate to an officer of the Company the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and
(i) of Section 5 (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act); and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

     Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants.

SECTION 3.  COMMON STOCK SUBJECT TO PLAN

     The total number of shares of Common Stock reserved and available for grant under the Plan shall be 6,500,000. No participant may be granted Awards covering in excess of 2,000,000 shares of Common Stock over the life of the Plan. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

     Subject to Section 7(c)(iv), if any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its Staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

     In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  ELIGIBILITY

     Officers and employees of the Corporation, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan. No grant shall be made under this Plan to a director who is not an officer or a salaried employee of the Corporation, its subsidiaries or Affiliates.

SECTION 5.  STOCK OPTIONS

     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual, and specifies the terms and provisions of the Stock Option. The Corporation shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the participant. Such agreement or agreements shall become effective upon execution by the Corporation and the participant.

     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

          (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

          (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, including subjecting exercisability of Stock Options to Performance Goals or ownership of Common Stock by an Optionee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability, and/or extend the exercise period, of any Stock Option.

          (d) Method of Exercise. Subject to the provisions of this Section 5 and the terms of any Stock Option agreement, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

          Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

          In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

          In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

          No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

          (e) Nontransferability of Stock Options. No option (or related stock appreciation rights, if any) granted under the Plan shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; (ii) in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder); or (iii) pursuant to approval by the Committee on the terms set forth below. The Committee may, in its discretion, authorize all or a portion of the options granted or to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"),
     (ii) a trust or trusts for the exclusive benefit of such Immediate Family members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 5(e), and (z) subsequent transfers of transferred options shall be prohibited except those in accordance with this Section 5(e). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 5(e) hereof the term "optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 5(i) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 5(i). All options shall be exercisable, subject to the terms of the Plan, during the optionee's lifetime only by the optionee or by the transferee. In the event an option or options are transferred by an optionee in the manner provided herein, the original optionee shall remain subject to withholding taxes for the amount of the income realized upon exercise of the options, and the Company shall have no obligation to provide notice to the transferee of the termination of the option due to termination of the original optionee's employment or the death, disability or retirement of such original optionee. Further, the Company shall be under no obligation to file a registration statement under the Securities Act of 1933, as amended, with respect to the shares issuable upon exercise of the options that have been transferred.

          (f) Termination by Death. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of five years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (i) Other Termination.  Unless otherwise determined by the Committee:
     (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement or for Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change in Control (as defined
     Section 10(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such Termination of Employment, and (2) the balance of such Stock Option's term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
     Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

          (k) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Corporation and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised; provided, however, that if the Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act, and if the exercise or surrender of such Stock Option by such optionee would not be an exempt transaction under Section 16b, no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act, and the exercise or surrender of such Stock Option would not be an exempt transaction under Section 16(b), such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the grant of such Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Stock Option. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(k) would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this Section 5(k) would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Section 5(k) with Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

SECTION 6.  STOCK APPRECIATION RIGHTS

          (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

          A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

          (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

             (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

             (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

             (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with
        Section 5(e).

             (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

SECTION 7.  RESTRICTED STOCK

          (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

          The Committee may, prior to grant, condition the vesting of Restricted Stock upon the attainment of Performance Goals. The Committee may, in addition to or instead of requiring satisfaction of Performance Goals, condition vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

          (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

             "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the American Stores Company 1997 Stock Option and Stock Award Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of American Stores Company, Salt Lake City, Utah."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

          (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

             (i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided, however, that in the case of Restricted Stock subject to Performance Goals granted to a participant who is a Covered Employee, the applicable Performance Goals have been satisfied.

             (ii) Except as provided in this paragraph (ii) and Section 7(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 13(e) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

             (iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i), 7(c)(iv) and 10(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

             (iv) Except to the extent otherwise provided in Section 10(a)(ii), in the event that a participant retires or such participant's employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

             (v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

             (vi) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

SECTION 8.  PERFORMANCE UNITS

     (a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

     The Committee may condition the settlement of Performance Units upon the continued service of the participant, the attainment of Performance Goals, or both. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

     (b) Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions:

          (i) Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. At the expiration of the Award Cycle, the Committee shall evaluate the Company's performance in light of the Performance Goals for such Award to the extent applicable, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee may then elect to deliver (1) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (2) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant.

          (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 10(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

          (iii) Except to the extent otherwise provided in Section 10(a)(iii), in the event that a participant's employment is terminated (other than for Cause), or in the event a participant retires, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units.

          (iv) A participant may elect to further defer receipt of the Performance Units payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Award (or for such installment of an Award).

          (v) If and when any applicable Performance Goals are satisfied and the Elective Deferral Period expires without a prior forfeiture of the Performance Units, payment in accordance with Section 8(b)(i) hereof shall be made to the participant.

          (vi) Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

SECTION 9.  TAX OFFSET BONUSES

     At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 10.  CHANGE IN CONTROL PROVISIONS

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, except as otherwise provided at the time of grant:

          (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

          (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant and share certificates relating to Restricted Stock shall be delivered to participants forthwith.

          (iii) All Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

     (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

          (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) Any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) Any acquisition by the Corporation, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (4) Any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection
     (iii) of this Section 10(b); or

          (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (iii) The approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board which approved the agreement providing for the Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (iv) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i)the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that (x) in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Corporation and is subject to
Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change of Control, and (C) the exercise or surrender of such Stock Option would not be an exempt transaction under Section 16(b), then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised and (y) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 11.  TERM, AMENDMENT AND TERMINATION

     The Plan will terminate 10 years after the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award or Performance Unit Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's shareholders to the extent such approval is required by law or agreement.

     The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 12.  UNFUNDED STATUS OF PLAN

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13.  GENERAL PROVISIONS

     (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

          (i) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

          (ii) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Corporation or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

     (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any subsidiary or Affiliate to terminate the employment of any employee at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

     (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

     (g) In the case of a grant of an Award to any employee of a subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

     (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

SECTION 14.  EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of the date it is approved by at least a majority of the outstanding shares of Common Stock of the Corporation.

                                                                       EXHIBIT C

                   1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

     1. NAME OF PLAN. This plan shall be known as the "American Stores Company 1997 Stock Plan for Non-Employee Directors" and is hereinafter referred to as the "Plan."

     2. PURPOSE OF PLAN. The purpose of the Plan is to enable American Stores Company, a Delaware corporation (the "Corporation"), to attract and retain qualified persons to serve as directors, to enhance the equity interest of directors in the Corporation, and to solidify the common interests of its directors and stockholders in enhancing the value of the Corporation's common stock, par value $1.00 per share (the "Common Stock"). The Plan seeks to encourage the highest level of director performance by providing such directors with a proprietary interest in the Corporation's performance and progress by crediting them with Common Stock annually as part of their annual retainer.

     3. EFFECTIVE DATE AND TERM. The Plan shall be effective as of July 1, 1997, subject to approval by Common Stock present or represented and entitled to vote at a meeting of shareholders of the Corporation not later than July 1, 1997, and shall remain in effect until amended or terminated by action of the Board.

     4. ELIGIBLE PARTICIPANTS. Each member of the Board on the date of the 1997 Annual Shareholders' Meeting and from time to time thereafter who is not a full-time employee of the Corporation or any of its subsidiaries shall be a participant ("Participant") in the Plan. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Corporation and a Participant, if such an agreement is required by the Corporation to assure compliance with all applicable laws and regulations.

     5. CREDIT OF SHARES. (a) On July 1, 1997, each Participant shall be credited with a number of shares of Common Stock set forth opposite his or her name on Exhibit "A" attached hereto (the "Retirement Stock"), as full payment for the Participant's interest in the American Stores Company Retirement Plan for Non-Employee Directors, which will be terminated on the effective date of the Plan. The Retirement Shares shall be subject to the provisions of Section 6.

          (b) Commencing July 1, 1997, as part of the retainer payable to each Participant for service on the Board, each Participant shall become entitled to receive shares of Common Stock subject to any applicable restrictions set forth in Section 6 hereof. Subject to paragraph (c) below, each Participant shall be credited each year for service on the Board with 1,000 shares of Common Stock (the "Stock Retainer"). The Stock Retainer for each year shall be credited as of July 1 of each year during the term of the Plan, commencing July 1, 1997 (the "Grant Date").

          (c) Any person who becomes a non-employee director following July 1 of any year during the term of the Plan, whether by appointment or election as a director or by change in status from a full-time employee, shall be credited, upon becoming a non-employee director, as a portion of the compensation to be paid to such Participant until the next Annual Meeting of Shareholders, with a number of shares of Common Stock equal to the product of 1,000 times a fraction, the numerator of which is the number of full weeks remaining until June 30 of the following year and the denominator of which is 52; provided that no fractional shares shall be credited and the number of shares of Common Stock to be credited pursuant to this paragraph (b) shall be rounded up to the next whole number.

     6. DELIVERY OF SHARES. (a) All Retirement Stock and Stock Retainers credited to a Participant, together with the "Dividend Equivalent Amount" (as defined in paragraph (c) below) with respect thereto, shall be delivered to the Participant or the Participant's estate or legal guardian on, or beginning on, the Delivery Date (as defined in paragraph (b) below), in accordance with this
Section 6; provided, however, that in the case of Stock Retainers, all rights thereto shall be forfeited if the Participant terminates service as a director prior to the first annual shareholders' meeting at which directors are to be elected occurring after the Grant Date.

          (b) The "Delivery Date" means the first date upon which one of the following events occurs:

             (i) Death of the Participant;

             (ii) In the case of the Retirement Stock, the later of the date (i) the Participant attains age 65, or (ii) ceases to serve as a Director, if no Installment Delivery Election is in effect or, if such election is in effect, the date specified therein;

             (iii) Change in Control (as hereinafter defined); or

             (iv) In the case of Stock Retainers, the first anniversary of the Grant Date if no Installment Delivery Election is in effect or, if such election is in effect, the date specified therein.

          (c) The "Dividend Equivalent Amount" for a given dividend or distribution means a number of shares of Common Stock having a value, as of the date such Dividend Equivalent is credited to a Participant's account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

          (d) If a Participant's Delivery Date is described in clause (i) or
     (iii) of paragraph (b), all Stock Retainers and Retirement Stock and all Dividend Equivalent Amounts with respect thereto shall be delivered at one time, as soon as practicable after the Delivery Date. A Participant may make an Installment Delivery Election pursuant to paragraph (e) below to have the Retirement Stock, Stock Retainers and Dividend Equivalent Amounts with respect thereto delivered in a lump sum or in installments over a specified period (the "Applicable Delivery Period"). If the Participant has a valid Installment Delivery Election in effect, then the Retirement Stock and/or Stock Retainers, together with the Dividend Equivalent Amounts with respect thereto, shall be delivered in a lump sum or in installments over the Applicable Delivery Period, with the first such installment being delivered on the first anniversary of the Deferred Delivery Date; provided, that if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any Retirement Stock, Stock Retainers and Dividend Equivalent Amounts of a Participant are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing schedules; provided, that if the Participant dies with a valid Installment Delivery Election in effect, and the legal representatives of the Participant's estate so request, the Committee (as defined in Section 13 below) may (but shall not be obligated to) deliver all remaining undelivered Retirement Stock, Stock Retainers and Dividend Equivalent Amounts to the Participant's estate immediately. References to the Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

          (e) An Installment Delivery Election means a written election by a Participant, on such form as may be prescribed by the Committee (as defined in Section 13 below), to receive delivery of Retirement Stock, Stock Retainers and Dividend Equivalent Amounts in a lump sum or in installments over a specified period, as more fully described in paragraph (d) above. Once made, an Installment Delivery Election may be superseded by another Installment Delivery Election or revoked in writing by a Participant. However, in order for any initial or superseding Installment Delivery Election or revocation thereof to be valid, it must be received by the Committee (i) before a Delivery Date described in clause (i) of paragraph
     (b) above, and (ii) at least one year before a Deferred Delivery Date described in clause (iv) of paragraph (b) above. In the case of multiple Installment Delivery Elections and/or revocations by any Participant, the most recent valid Installment Delivery Election or revocation in effect as of the Delivery Date shall be controlling.

          (f) The Corporation may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, the "Trust") to assist it in accumulating the shares, cash and other property needed to fulfill its obligations under this Section 6. On each date when a Stock Retainer is credited to a Participant, the Corporation shall contribute such Stock Retainer to the Trust. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Corporation, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers and payments of cash and other property to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Corporation's obligations under this Section 6.

     7. STOCK OPTIONS. Commencing July 1, 1997, as part of the retainer payable to each Participant for service on the Board, each Participant who satisfies the Minimum Ownership Requirement (as defined below) shall be entitled to receive a stock option grant entitling the Participant to acquire 600 shares of the Corporation's Common Stock ("Options"), which Options shall be granted at an exercise price equal to the fair market value of the Common Stock subject thereto on the date of grant. Such Options shall have a term of ten years and shall become exercisable in two equal annual installments of 300 shares each commencing on the date of the next Annual Shareholders' Meeting at which directors are elected. On the date a Participant ceases to be a director of the Company, any unvested options shall be forfeited. The Options for each year shall be granted as of July 1 of each year during the term of the Plan, commencing July 1, 1997; provided, that if July 1 is not a business day on which the New York Stock Exchange is open for trading, the Options shall be granted as of the first such business day following July 1. The Options shall be nonqualified stock options and shall be subject to the terms and conditions of the American Stores Company 1997 Stock Option and Stock Award Plan as if set forth in their entirety herein; provided, that if and to the extent that such terms and conditions are inconsistent with the terms and conditions of the Plan, the Plan shall be controlling. The Minimum Stock Ownership Requirement shall be 3,000 shares of the Corporation's Common Stock; provided, that persons first becoming directors of the Corporation on or after February 2, 1997 shall have a period of 36 months from the date they become a director in which to satisfy the Minimum Stock Ownership Requirement and shall be granted stock options during such period even if the Minimum Stock Ownership Requirement is not satisfied. Any person who becomes a non-employee director after July 1 of any year during the term of the Plan will be granted a number of Options equal to the product of 600 times a fraction, the numerator of which is the number of full weeks remaining until June 30 of the following year and the denominator of which is 52; provided that options will not be granted with respect to fractional shares and the number of Options to be granted pursuant to this paragraph (b) shall be rounded up to the next whole number.

     8. SHARE CERTIFICATES; VOTING AND OTHER RIGHTS. The certificates for shares delivered to a Participant or the trustee of the Trust, if any (the "Trustee"), pursuant to Section 6 above shall be issued in the name of the Participant or the Trustee, as the case may be, and the Participant or the Trustee, as the case may be, shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his name, including the right to vote the shares, and the Participant or the Trustee, as the case may be, shall receive all dividends and other distributions paid or made with respect thereto.

     9. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if any of the following events shall have happened:

             (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) Any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation,
        (2) Any acquisition by the Corporation, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (4) Any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9; or

             (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

             (iii) The approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board which approved the agreement providing for the Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

             (iv) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     10. GENERAL RESTRICTIONS. (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

             (i) Listing or approval for listing upon notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

             (ii) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

             (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

          (b) Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation arrangements for the Participants.

          (c) No Common Stock received by a Participant pursuant to the Plan may be sold until at least six months after the date such Common Stock was granted.

     11. SHARES AVAILABLE. Subject to Section 12 below, the maximum number of shares of Common Stock which issued pursuant to the Plan is 250,000. Shares of Common Stock issuable under the Plan shall be taken from authorized but unissued or treasury shares of the Corporation as shall from time to time be necessary for issuance pursuant to the Plan.

     12. CHANGE IN CAPITAL STRUCTURE. In the event of any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee (as defined in Section 13 below) in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

     13. ADMINISTRATION; AMENDMENT. (a) The Plan shall be administered by a committee consisting of the Chief Executive Officer, the President and the Chief Financial Officer of the Corporation (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

          (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Corporation without further approval of the Corporation's stockholders.

          (c) The Board may terminate the Plan at any time.

          (d) Notwithstanding any other provision of the Plan, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of persons to receive grants under the Plan or concerning the amount or timing of grants under the Plan.

     14. MISCELLANEOUS. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Corporation's shareholders or to limit the rights of the shareholders to remove any director.

          (b) The Corporation shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, payment by a Participant of any taxes required by law with respect to the issuance or delivery of such shares.

     15. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

            EXHIBIT A TO 1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                         SCHEDULE OF RETIREMENT SHARES

                                                 NUMBER OF SHARES     NUMBER OF SHARES       NUMBER OF
               NAME OF DIRECTOR                  RETIREMENT STOCK      RETAINER STOCK      STOCK OPTIONS
-----------------------------------------------  ----------------     ----------------     -------------
Pamela G. Bailey...............................            0                1,000                600
Henry I. Bryant................................        3,250                1,000                600
Louis H. Callister(1)..........................        9,500                    0                  0
Arden B. Engebretsen...........................       11,500                1,000                600
James B. Fisher................................       12,000                1,000                600
Fernando R. Gumucio............................        5,000                1,000                600
Leon G. Harmon.................................       12,000                1,000                600
Donald B. Holbrook(1)..........................        2,250                    0                  0
John E. Masline................................       11,500                1,000                600
Barbara Scott Preiskel.........................       12,000                1,000                600
J.L. Scott.....................................        4,000                1,000                600
Arthur K. Smith................................        3,500                1,000                600
All current non-employee directors as a
  group........................................       86,500               10,000              6,000

---------------
(1) The term of office for Messrs. Callister and Holbrook will not continue beyond June 17, 1997.

                                      PROXY

                             AMERICAN STORES COMPANY
                This Proxy is Solicited on Behalf of the Board of
               Directors for the Annual Meeting on June 17, 1997


The undersigned hereby constitutes and appoints Teresa Beck, Kathleen E. McDermott, J. Greg Spencer and each of them, his/her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of AMERICAN STORES COMPANY to be held at 10:00 AM, local time on June 17, 1997, at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah, and at any postponements or adjournments thereof, on all matters coming before such meeting.

Nominees: Pamela G. Bailey, Henry I. Bryant, Arden B. Engebretsen, James B. Fisher, Fernando R. Gumucio, Leon G. Harmon, Victor L. Lund, John E. Masline, Barbara S. Preiskel, J. L. Scott, Arthur K. Smith

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign this card on the reverse and return it to the Company.

(change of address/comments)

------------------------------------------

------------------------------------------

------------------------------------------

------------------------------------------


SEE REVERSE SIDE

  X   Please mark your votes as in this example.
----

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR Proposals 2, 3, 4, 5, 6 and 7.

         The Board of Directors recommends a vote FOR election of directors and FOR proposals 2, 3, 4, 5, 6 and 7.



                    FOR       WITHHELD
1.  Election of
    Directors     _______     ________
    (see reverse)


For, except vote withheld from the following nominee(s):

------------------------------------------------------

2. Amendment to Article THIRD of the Company's Restated Certificate of Incorporation to permit the Company to engage in any lawful business.

FOR               AGAINST              ABSTAIN

----------        ----------           ----------

3. Proposal to amend Article FOURTH of the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 325,000,000 to 700,000,000.

FOR                AGAINST              ABSTAIN

----------        ----------           ----------

4.  To approve the American Stores Company Key Management Annual Incentive Plan.

FOR                 AGAINST              ABSTAIN

----------        ----------           ----------

5. To approve the American Stores Company 1997 Stock Option and Stock Award
Plan.

FOR                AGAINST              ABSTAIN

----------        ----------           ----------

6. To approve the American Stores Company 1997 Stock Plan for Non-Employee Directors.

FOR                AGAINST              ABSTAIN

----------        ----------           ----------

7. Approval of Ernst & Young as independent certified public accountants, for the Company's 1997 fiscal year.

FOR                AGAINST              ABSTAIN

----------        ----------           ----------

8. In their discretion upon such other matters as may properly come before this meeting.

I PLAN TO ATTEND THE 1997 ANNUAL MEETING           __________

CHANGE OF ADDRESS/COMMENTS ON REVERSE SIDE         __________


SIGNATURE(S)__________________________________________ DATE ______________ 1997
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.